Exhibit 3.9

MTY FOOD GROUP INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

 TO BE HELD ON MAY 2, 2017

INFORMATION CIRCULAR

March 28, 2017

8150 route Transcanadienne, Suite 200

Saint-Laurent, QC H4S 1M5

Tel.: (514) 336-8885

NOTICE OF ANNUAL GENERAL MEETING

TAKE NOTICE that the annual general meeting (the “Meeting”) of the shareholders of MTY Food Group Inc./Groupe d’Alimentation MTY Inc. (“MTY” or the “Corporation”) will be held on Tuesday, May 2, 2017 at 1:00 p.m. (local time) in La Tour Deloitte, 1190 Avenue des Canadiens-de-Montréal, Niveau Lobby – 4th Floor, (on right side of security rooms 4-002,4-003 and 4-004), Montreal, QC, H3B 0M7 for the following purposes:

1.	To receive the Report of the Directors;

2.	To receive the financial statements of the Corporation for its fiscal year ended November 30, 2016, and the report of the Auditor thereon;

3.	To appoint the Auditor for the ensuing year and to authorize the Directors to fix their remuneration;

4.	To determine the number of directors and to elect directors; and

5.	To transact such other business as may properly come before the Meeting.

The accompanying Information Circular contains details of matters to be considered at the Meeting.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his stead. If you are unable to attend the Meeting, or any adjournment thereof in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes. The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Ville St-Laurent, Québec, on March 28, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

“Stanley Ma”

Stanley Ma,
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT

YOUR PROXY BY TELEPHONE, FAX, INTERNET OR MAIL.

8150 route Transcanadienne, Suite 200

Saint-Laurent, QC H4S 1M5

Tel.: (514) 336-8885

INFORMATION CIRCULAR

(as at March 28, 2017, except as otherwise provided)

This Information Circular is furnished in connection with the solicitation of proxies by the management of MTY Food Group Inc./Groupe d’Alimentation MTY Inc. (“MTY” or the “Corporation”) for use at the annual general meeting (the “Meeting”) of the holders of the common shares in the capital of the Corporation (the “Common Shares”) to be held on May 2, 2017 at the time and place and for the purposes set forth in the accompanying notice of the Meeting.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation. The Corporation will bear all costs of this solicitation. We have arranged for intermediaries to forward the meeting materials to Beneficial Shareholders held of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard. “Beneficial Shareholders” means shareholders who do not hold Common Shares in their own name and “intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

The Corporation is not relying on the notice-and-access provisions of National Instrument 54-101 to send proxy related materials to registered shareholders or beneficial owners of shares in connection with the Meeting.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of the Corporation. If you are a shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

Voting by Proxyholder

The persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(a)	each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors;

(b)	any amendment to or variation of any matter identified therein; and

(c)	any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter.

Registered Shareholders

Registered Shareholders may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by:

(a)	completing, dating and signing the enclosed form of proxy and returning it to the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by fax at 1-866-249-7775 or (416) 263-9524, or by mail or hand delivered to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1;

(b)	using a touch-tone phone to transmit voting choices to a toll free number at 1-866-732-8683 and following the instructions of the voice response system by providing the control number on the proxy form on the lower left hand side. Instructions are then conveyed by use of the touchtone selections over the telephone; or

(c)	using the internet at http://www.investorvote.com. Registered Shareholders must follow the instructions that appear on the screen and refer to the enclosed proxy form for the control number;

in all cases ensuring that the proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares).

If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms), and in the United States, under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders, those who object to their name being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called NOBOs for Non-Objecting Beneficial Owners).

The Corporation is taking advantage of the provisions of National Instrument 54-101 that permit it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable Voting Instruction Form (a “VIF”) from our transfer agent, Computershare. These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile. In addition, Computershare provides both telephone voting and internet voting as described on the VIF itself which contain complete instructions. Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs they receive.

These security holder materials are being sent to both registered and non-registered owners of the securities of the Corporation. If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in your request for voting instructions.

Beneficial Shareholders who are OBOs should follow the instructions of their intermediary carefully to ensure that their Common Shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the proxy provided to registered shareholders by the Corporation. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in Canada and in the United States. Broadridge mails a VIF in lieu of a proxy provided by the Corporation. The VIF will name the same persons as the Corporation’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Corporation), other than the persons designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting. The VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity. If you wish to attend at the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Common Shares.

Notice to Shareholders in the United States

The solicitation of proxies involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of Canada and securities laws of the provinces of Canada. The proxy solicitation rules under the United States’ Securities Exchange Act of 1934, as amended, are not applicable to the Corporation or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by shareholders of civil liabilities under the United States’ federal securities laws may be affected adversely by the fact that the Corporation is continued under the Canada Business Corporation Act, as amended, certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to claim against a foreign company or its officers or directors in a foreign court for violations of the United States’ federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)	executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare at 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, or at the address of head office of the Corporation, at 8150 route Transcanadienne, Suite 200, Saint-Laurent, QC, H4S 1M5, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law; or

(b)	personally attending the Meeting and voting the registered shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Corporation, or any person who has held such a position since the beginning of the last completed financial year end of the Corporation, nor any nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors, the appointment of the auditor and as may be set out herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The board of directors (the “Board”) of the Corporation has fixed March 28, 2017 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

The Common Shares of the Corporation are listed for trading on the Toronto Stock Exchange (the “TSX”). The Corporation is authorized to issue an unlimited number of Common Shares. As of March 28, 2017, there were 21,374,497 Common Shares issued and outstanding, each carrying the right to one vote.

To the knowledge of the directors and executive officers of the Corporation, the only person or corporation that beneficially owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation as at March 28, 2017 is as set out in the following table:

	Number of	Percentage of
Shareholder Name	Common Shares Held(1)	Issued Common Shares(2)
Stanley Ma	4,885,643	22.86%

(1)	This information was supplied to the Corporation by the named shareholder or was based on the insider reports made available at www.sedi.ca.
(2)	Based on the 21,374,497 Common Shares issued and outstanding as of March 28, 2017.

Copies of documents referred to in this Information Circular may be obtained by a Shareholder upon request without charge from the Corporation at 8150 route Transcanadienne, Suite 200, Saint-Laurent, QC, H4S 1M5, or by telephone at (514) 336-8885, by fax at (514) 336-9222, or by email at info@mtygroup.com. These documents are also available through the Internet on SEDAR under the Corporation’s profile, which can be accessed at www.sedar.com.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or for appointment of the Corporation’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The board of directors of the Corporation (the “Board” or the “Board of Directors”) currently consists of five (5) directors, all of whom are elected annually. The term of office for each of the present directors of the Corporation expires at the

Meeting. All of the current directors of the Corporation will be standing for re-election. It is proposed that the number of directors for the ensuing year be fixed at five (5), subject to such increases as may be permitted by the By-laws of the Corporation. At the Meeting, the Shareholders will be asked to consider and, if thought fit, approve an ordinary resolution fixing the number of directors to be elected at the Meeting at five (5).

It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next Annual General Meeting of the Corporation or until his successor is duly elected or appointed pursuant to the By-laws of the Corporation unless his office is earlier vacated in accordance with the provisions of the Canada Business Corporations Act or the Corporation’s By-laws.

It is the intention of the management designees, if named as proxy, to vote for the election of the said persons to the Board of Directors, unless the Shareholder has specified in its proxy that its Common Shares are to be withheld from voting on the election of directors. Management does not contemplate that any of the nominees will be unable to serve as a director.

The following information relating to the nominees for election to the Board of Directors is based on information received by the Corporation from said nominees.

Murat Armutlu, CPA, CA (1)(2)	Chartered Professional Accountant in public practice.
Québec, Canada
Director since May 2005

Age: 57

Common Shares: 130,600(3)
Stanley Ma(1)	Chairman since 1997, and President and Chief Executive Officer of MTY since May
Québec, Canada	2004; President of MTY Tiki Ming Enterprises Inc. since 1980.
Director from December 1993 to
June 1996; and since May 1997
Chairman since May 1997
President and CEO since May 2004

Age: 70

Common Shares: 4,885,643
Dickie Orr(1)(2)	Retired, formerly an Investment Advisor at Canaccord Financial Ltd. from 1989 to
British Columbia, Canada	2010.
Director since May 2011

Age: 65

Common Shares: 100,000(4)
Claude St-Pierre(1)	Chief Operating Officer since June 2012, Secretary since 1996, and Chief Financial
Québec, Canada	Officer from May 2004 to June 2012.
Director from May 1994 to August
1995; and since October 1996
Secretary since September 1996
CFO from May 2004 to June 2012
COO since June 2012

Age: 48

Common Shares: 514,500

David K. Wong(1)(2)	Managing Director of DK Wong & Associates Inc., a financial advisory consulting
British Columbia, Canada	firm.
Director since February 2011

Age: 49

Common Shares: Nil

(1)	Information as to the Province of residence, principal occupation, and shares beneficially owned, directly or indirectly, or controlled or directed, has been furnished by the respective directors.

(2)	Member or proposed member of the audit committee.

(3)	Of which 30,000 shares are held indirectly through Nadya Kasbaroglu

(4)	Of which 40,000 shares are held indirectly through Sandy Orr.

Penalties and Sanctions

No proposed director of the Corporation has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Cease Trade Orders and Bankruptcies

No proposed director of the Corporation is, as of the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or chief executive officer or chief financial officer of any company (including the Corporation) that: (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No proposed director of the Corporation is, as at the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

For the purpose of the above paragraphs, “order” means a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

Personal Bankruptcies

No proposed director of the Corporation has, within the ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors of the Corporation also holding positions as directors or officers of other companies. Some of the directors and proposed directors of the Corporation have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Corporation will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies provided under the Canada Business Corporations Act. Directors who are in a position of conflict will abstain from voting on any matters relating to the conflicting situation.

Majority Voting for Directors

The Board has adopted a policy stipulating that if the votes in favour of the election of a director nominee at a shareholders’ meeting represent less than a majority of the total common shares voted and withheld, the nominee will offer his or her resignation promptly after the meeting. The Board’s decision to accept or reject the resignation offer will be disclosed to the public within 90 days of the applicable shareholders’ meeting, together with the voting results for each director. The Corporation will promptly issue a news release with the Board’s decision to accept or reject a director’s resignation, a copy of which must be provided to the TSX. If the Board determines to not accept a resignation, the news release must fully state the reasons for that decision. Resignations must be accepted, except in situations where exceptional circumstances would warrant the applicable director to continue to serve as a member of the Board. The nominee will not participate in any committee or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

APPOINTMENT OF AUDITOR

Deloitte LLP, Chartered Professional Accountants, will be nominated at the Meeting for appointment as auditor of the Corporation to hold office until the next annual general meeting of the shareholders. The persons named in the enclosed form of proxy (provided the same is duly executed in their favour and is duly deposited) intend to vote for the appointment of Deloitte LLP as auditor of the Corporation. Deloitte LLP was first appointed by the Board of Directors as the auditor of the Corporation on September 4, 2007.

FINANCIAL STATEMENTS

The financial statements of the Corporation for the fiscal year ended November 30, 2016 and the auditor’s report thereon will be placed before the shareholders at the Meeting for their consideration. No formal action will be taken at the Meeting to approve the financial statements. If any shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

CORPORATE GOVERNANCE

Corporate governance refers to the policies and structure of the board of directors of a corporation, whose members are elected by and are accountable to the shareholders of the corporation. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management. The Board of the Corporation is committed to sound corporate governance practices; as such practices are both in the interests of shareholders, and help to contribute to effective and efficient decision-making.

Constitution and Independence of the Board

On an annual basis, the Board reviews each relationship that a director has with the Corporation in order to determine whether the director is or remains independent. Directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is defined in National Instrument 52-110 Audit Committees to mean any relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board is currently comprised of five persons, of whom three are independent directors. The following table outlines the Corporation’s current independent and non-independent, executive directors and the basis for a determination that a director is non-independent.

Independent and Non-Independent Directors

Name	Independent/Non-Independent
Murat Armutlu	Independent
Stanley Ma	Non-Independent (Mr. Ma serves as Chairman, President and Chief Executive Officer of the Corporation)
Dickie Orr	Independent
Claude St-Pierre	Non-Independent (Ms. St-Pierre serves as Chief Operating Officer and Secretary of the Corporation)

Name	Independent/Non-Independent
David Wong	Independent

The independent members of the Board have met without management 4 times in the fiscal year ending November 30, 2016. Stanley Ma, Chairman of the Board, President and Chief Executive Officer, and Claude St-Pierre, Chief Operating Officer and Secretary, are not independent members of the Board. Individual directors may engage an outside advisor at the expense of the Corporation in appropriate circumstances, and the independent directors may retain independent advice on those occasions as appropriate.

None of the directors are also directors of other reporting issuers.

The information presented below reflects the Board meetings since December1, 2015 up to February 23, 2017.

Attendance Record of Directors

Name	Board Meetings Attended	% of Board Meetings Attended
Murat Armutlu	11/11	100%
Stanley Ma	10/11	91%
Dickie Orr	11/11	100%
Claude St-Pierre	11/11	100%
David Wong	11/11	100%

Board Mandate

The following is the mandate of the Board:

•	Advocate and support the best interest of the Corporation;

•	Review and approve strategic, business and capital plans for the Corporation;

•	Ensure that specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance;

•	Review the principal risks of the Corporation’s business and pursue the implementation of appropriate systems to manage such risks;

•	Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals;

•	Establish and monitor the Ethics Policy for directors, officers and employees to address, among other matters, conflicts of interest, protection and proper use of corporate assets and opportunities, fair dealing with third parties, compliance with laws, rules and regulations, and reporting of any illegal or unethical behaviour;

•	Review measures implemented and maintained by the Corporation to ensure compliance with statutory and regulatory requirements;

•	Review and monitor the effectiveness of the Audit Committee, and the Audit Committee Charter, on at least an annual basis;

•	Select, evaluate, and compensate the senior management based on their performance under the Corporation’s strategic, business and capital plans;

•	Monitor the practices of management to ensure appropriate and timely communication of material information concerning the Corporation to its shareholders, including the establishment and monitoring of the Public Disclosure Policy of the Corporation;

•	Monitor overall health, safety and environmental policies and programs of the Corporation;

•	Monitor the development and implementation of programs for management succession and development; and

•	Discharge such other duties as may be required for the good stewardship of the Corporation.

Strategic Planning

The Board is responsible for adopting a strategic planning process. The role of management is to formalize, propose and implement strategic choices. The role of the Board is to approve strategic direction and evaluate strategic results. Senior management of the Corporation has a responsibility to develop long-term strategies with respect to the Corporation’s operations to be adopted by the Board. The strategies are to be reviewed and updated as required.

Included in the development of these long-term strategies will be annual strategic, operating and capital plans. The strategic plan is to take into account, among other things, the opportunities and risks of the Corporation’s business.

At least annually the Board will consider a strategic plan presented by management which takes into account, among other things, the opportunities and risks of the business.

Identification and Management of Risks

The Board has the responsibility to identify the principal risks of the Corporation’s business and, with management, to establish systems and procedures (including internal control and management information systems) to ensure that these risks are monitored. These systems and procedures should include the effective management of the Corporation’s assets and financial resources, and should ensure compliance with all regulatory obligations.

Supervision and Succession of Management

The Board is responsible for the supervision of senior management to ensure that the operations of the Corporation are conducted in accordance with objectives set by the Board. The Board has responsibility over the appointment and monitoring of senior management and, as part of the Corporation’s planning process, will review and discuss succession planning for senior management positions on a regular basis.

The Board is responsible for identifying potential candidates for, and selecting, the Chief Executive Officer. In doing so, the Board will consider, among other things, a candidate’s experience, understanding of the Corporation’s business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community. When appropriate or necessary, the Board is responsible for removing the Chief Executive Officer and selecting a successor.

Internal Control

The Board, through the Audit Committee, is responsible for the internal control and management information systems of the Corporation.

Stewardship of the Corporation

The Board is empowered by governing corporate law, the Corporation’s By-laws and the Corporation’s Corporate Governance Policies to manage, or supervise the management of, the affairs and business of the Corporation.

The Board performs its functions through quarterly and special meetings and has delegated certain of its responsibilities to the Audit Committee described below. In addition, the Board has established policies and procedures that limit the ability of management to carry out certain specific activities without the prior approval of the Board.

Long-term strategies and annual operating and capital plans with respect to the Corporation’s operations are developed by senior management and reviewed and approved by the Board.

The Board, through the Audit Committee, has the responsibility to identify the principal risks of the Corporation’s business. It works in coordination with management to implement policies to identify the risks and to establish systems and procedures to ensure that these risks are monitored.

The Board reviews and discusses succession planning for senior management positions as part of the Corporation’s planning process. All appointments of senior management are approved by the Board.

The Board has developed written position descriptions for the Board chair and the chair of each Board committee. The Board has also, together with the Chief Executive Officer, developed a written position description for the Chief Executive Officer as well as Chief Financial Officer.

Procedures are in place to ensure proper dissemination of news releases, and that those shareholders who request information about the Corporation receive it in a timely manner. Inquiries by shareholders are directed to and dealt with by senior management.

The Corporation’s external auditor report directly to the Audit Committee. In its regular meetings with the external auditor, the Audit Committee discusses, among other things, the Corporation’s financial statements and the adequacy and effectiveness of the Corporation’s internal controls and management information systems.

Orientation and Continuing Education

New directors, as part of the orientation program, have the opportunity to meet with senior management to discuss the business of the Corporation, receive corporate information, Board policies and historical and current operating and financial information and may tour selected offices and facilities of the Corporation. Directors are briefed regularly by senior management team on strategic issues affecting the Corporation, and these briefing include reviews of the competitive environment, the Corporation’s performance relative to its peers, and any other developments that could materially affect the Corporation’s business. The Board will also ensure that directors are able to attend conferences or other similar events to participate in continuing education in matters relevant to their role as directors.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interest of the Corporation.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of view and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of directors required by the Corporation, this policy will be reviewed.

Committees

The Board has no other committees than the Audit Committee.

Audit Committee

The members of the Audit Committee are Murat Armutlu, Dickie Orr and David Wong, all of whom are independent directors. A member of the audit committee is independent if the member has no direct or indirect material relationship with the Corporation. A material relationship means a relationship which could, in the view of the Corporation’s Board, reasonably interfere with the exercise of a member’s independent judgement. All members of the Audit Committee are financially literate. A member of the audit committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation.

The Audit Committee’s mandate and responsibilities are detailed in its Charter, and include assisting in the identification of the principal risks of the Corporation’s business and, with the assistance of management, establishing procedures to ensure that these risks are monitored and managed; overseeing the work of the external auditor engaged for the purpose of preparing or issuing an audit report or related work; recommending to the Board the nomination and compensation of the external auditor; approving all non-audit services to be provided by the external auditor; and

reviewing and recommending approval of the Corporation’s financial statements, reviewing management’s discussion and analysis and earnings press releases before the Corporation publicly discloses this information and satisfying itself that all regulatory compliance matters have been considered in the preparation of the financial statements of the Corporation. The full text of the Audit Committee Charter is attached as Schedule “A” to this Information Circular.

The Board, through the Audit Committee, is responsible for the integrity of the internal control and management information systems of the Corporation. The Audit Committee meets at least quarterly to review quarterly financial statements and management’s discussion and analysis and meets regularly with the Corporation’s external auditor. The Audit Committee discusses, among other things, the annual audit, the adequacy and effectiveness of the Corporation’s internal control and management information systems and management’s discussion and analysis and reviews the annual financial statements with the external auditor.

There have been no instances in which the Board has not accepted a recommendation of the Audit Committee to nominate or compensate any external auditor. All non-audit services provided to the Corporation or its subsidiaries by external auditors must be pre-approved by the Audit Committee.

Further information concerning the Audit Committee is contained in the Corporation’s Annual Information Form for the year ended November 30, 2016, under “Audit Committee Information” (pp. 43 – 47), incorporated by reference herein, and which is available on SEDAR under the Company’s profile filed on February 23, 2017, and may be accessed at www.sedar.com. In particular, details concerning the external auditor’s fees for the past two years are shown at p. 47 of the Annual Information Form.

Compensation Governance

The Corporation does not have a separate Compensation Committee, and in result the entire Board of directors is responsible for, among other things, evaluating the performance of the Corporation’s executive officers, determining or making recommendations with respect to the compensation of the Corporation’s executive officers, making recommendations with respect to director compensation, incentive compensation plans and equity-based plans, making recommendations with respect to the compensation policy for the employees of the Corporation or its subsidiaries and ensuring that the Corporation is in compliance with all legal requirements with respect to compensation disclosure. In performing its duties, the Board has the authority to engage such advisors, including executive compensation consultants, as it considers necessary.

The Board is currently composed of Murat Armutlu, Dickie Orr and David K. Wong, all of whom are independent directors within the meaning set out in NI 58-101. Stanley Ma and Claude St-Pierre are not independent since they serve as the President and Chief Executive Officer, and Chief Operating Officer and Secretary of the Corporation respectively. All of the members of the Board are experienced participants in business or finance.

The Board does not have a pre-determined compensation plan. The Corporation does not engage in benchmarking practices and the process for determining executive compensation is at the discretion of the Board. The Board has not engaged the services of independent compensation consultants to assist it in making recommendations with respect to director and executive officer compensation.

Assessments

Due to the minimal size of the Corporation’s Board, no formal policy has been established to monitor the effectiveness of the directors, the Board and its Audit Committee. The Board as a whole is responsible for the Corporation’s approach to corporate governance, committee and individual director effectiveness issues on a continuous basis. Mr. Stanley Ma, as President and Chief Executive Officer of the Corporation, acts as Chairman of the Board. The Board considers this to be an appropriate role for Mr. Stanley Ma at this stage in the Corporation’s development. The Board has functioned, and is of the opinion that it can continue to function, independently as required. When necessary or desirable, the Board will establish committees composed of members who are independent with respect to the issue to be determined.

The Board, together with the Chairman of the Board, monitors the size of the Board to ensure effective decision-making.

Term Limits

The Board has not adopted a formal term limit for directors. The Board strives to be constituted to achieve a balance between experience and the need for renewal and fresh perspective. The Board believes, however, that the imposition of director term limits on a board implicitly discounts the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. The Board believes that it is better served with a regular assessment of the effectiveness of the Board, Board committees and individual directors rather than on arbitrary term limits.

Corporate and Board Diversity

Diversity is an important part of the Corporation’s culture and its operations. Consequently, the Corporation seeks to recruit and invest in the best available talent. However, the Corporation has not adopted a written policy relating to the identification and nomination of women directors or regarding the number of women in executive positions because it does not believe that a written policy is the best way to achieve the Corporation’s diversity or business objectives at its current stage of development.

Furthermore, on appointing individuals to the Board and executive officer positions, the Corporation considers a number of factors, including the skills and experience required for the position and the personal attributes of the candidates. The level of representation of women in senior leadership roles is considered by the Corporation as one such factor.

The Corporation recognizes the value of individuals with diverse attributes on the Board and in executive officer positions, and is committed to the desirability that there is representation of women on the Board and in executive officer positions. However, the Corporation has not established a target regarding the number of women on the Board or in executive officer positions, as the Corporation has determined that a target would not be the most effective way of achieving the Corporation’s diversity or business objectives. There is currently one woman on the Board (20% of total board members), and one woman in an “executive officer” position, as such term is defined in NI 58-101 (33% of total executive officers), namely, Claude St-Pierre, COO and Secretary.

EXECUTIVE COMPENSATION

Named Executive Officer

A “Named Executive Officer” or “NEO” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and each of the two most highly compensated executive officers of the Corporation, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed financial year and whose total compensation exceeded $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an executive officer of the Corporation at the end of the most recently completed financial year end.

The following individuals are the Corporation’s Named Executive Officers for the fiscal year ended November 30, 2016:

•	Stanley Ma, Chairman (since May 1997), President (since May 2004) and Chief Executive Officer (since May 2004);

•	Claude St-Pierre, Chief Operating Officer (since June 2012) and Secretary (since September 1996);

•	Eric Lefebvre, Chief Financial Officer (since June 2012);

•	Jeff Smit, Chief Operating Officer, US Operations (since July 25, 2016)

•	Marc Benzacar, Senior Vice President, Sushi Shop (since May 2008);

•	John Delutis, Vice President, Mucho Burrito (since September 2013).

Compensation Discussion and Analysis

In assessing the compensation of its executive officers, and due to the present stage of development of the Corporation, the Corporation does not have in place any formal objectives, criteria or analysis; instead, it relies mainly on discussions at the Board level concerning the Corporation’s performance during the most recently completed financial year in meeting its strategic business and capital plans.

The Corporation’s executive compensation program has three principal components: base salary, incentive bonuses and could include incentive stock options. The determination and administration of base salaries or incentive bonuses, or both, are discussed in greater detail below. When appropriate to do so, incentive bonuses in the form of cash payments, are designed to add a variable component of compensation, in addition to stock options, based on corporate and individual performances for Named Executive Officers, and may or may not be awarded in any financial year. The Corporation has no other forms of compensation for its NEOs, although payments may be made from time to time to individuals who are NEOs or companies they control, for the provision of consulting services. Such consulting services are paid for by the Corporation at competitive industry rates for work of a similar nature by reputable arm’s length services providers.

The Corporation’s executive compensation program is administered by the Board of Directors, and is designed to provide incentives for the sustainable enhancement of shareholder value. The overall objectives are to attract and retain qualified executives critical to the success of the Corporation, to provide fair and competitive compensation, to align the interest of management with those of the Shareholders and to reward corporate and individual performance. The Corporation does not currently offer long-term incentive plans or pension plans to its Named Executive Officers.

The Corporation bases the compensation for a NEO on the years of service with the Corporation, responsibilities of each officer and their duties in that position. The Corporation also bases compensation on the performance of each officer. The Corporation believes that stock options can create a strong incentive to the performance of each officer and they are intended to recognize extra contributions and achievements towards the goals of the Corporation.

The Board, when determining cash compensation payable to a NEO, takes into consideration their experience in the franchising industry, as well as their responsibilities and duties and contributions to the Corporation’s success. Named Executive Officers receive a base cash compensation that the Corporation feels is in line with that paid by similar non-reporting companies in the applicable geographical area and the Corporation’s experience from past acquisitions, subject to the Corporation’s financial resources; however, no formal survey was completed by the Board.

In performing its duties, the Board has considered the implications of risks associated with the Corporation’s compensation policies and practices. At its current stage of development and considering its current compensation policies, the Corporation currently has no compensation policies or practices that would encourage an executive officer or other individual to take inappropriate or excessive risks. A NEO or director is permitted for his or her own benefit and at his or her own financial risk, to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units or exchange funds, that are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Compensation Objectives

The Board considers the following objectives when reviewing annual compensation: (i) retaining individuals critical to the growth and overall success of the Corporation; (ii) rewarding achievements of individuals; (iii) providing fair and competitive compensation; (iv) compensating individuals based on their performance; and (v) balancing the interests of management and shareholders of the Corporation. In order to achieve these objectives, the compensation paid to the Corporation’s executive officers consists of three components: (i) base salary; (ii) bonus incentive; and (iii) a long-term incentive in the form of stock options (if and when granted) under the Corporation’s stock option plan.

Base Salary

The base salary of each of the Corporation’s NEOs is set by mutual agreement with each NEO during their annual performance review. The Board considers the foregoing compensation philosophy, as well as the financial performance of the Corporation as a whole, in any review of base salaries. In addition, the base salary review for each NEO is based on assessment of factors such as current market conditions, and particular skills, such as leadership ability and management effectiveness, experience, responsibility and proven or expected performance of the particular individual.

Bonus Incentives

The Corporation provides for the payment of cash bonuses to certain employees of the Corporation and its subsidiaries dependent on the performance of the Corporation and such employees.

Long-term Incentives

The Corporation has in place its stock option plan to directly focus on the long-term performance and to encourage ownership interest in the Corporation. The Corporation’s stock option plan is a long-term incentive program that enables officers, directors, employees and consultants of the Corporation and its subsidiaries to acquire shares of the Corporation. The objective of granting such options is to encourage individuals to acquire an increased ownership interest in the Corporation, which acts as a financial incentive for the individuals to consider the long-term interests of the Corporation and its shareholders. Stock options if granted to executives and employees would take into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. The amounts and terms of options granted are determined by the Board. For further information on the incentive stock option plan, see “Securities Authorized for Issuance under Equity Compensation Plans”.

Compensation Procedures

The Board is responsible for the determination of the compensation of senior officers and management. See “Corporate Governance – Compensation Governance”.

In consultation with senior management, the Board establishes the Corporation’s general compensation philosophy and oversees the development and implementation of executive compensation programs and policies. The Board reviews on a periodic basis the Corporation’s executive compensation programs.

The Board annually reviews the Corporation’s goals and objectives relevant to the compensation of the Chief Executive Officer, and evaluates the performance of the Chief Executive Officer in light of such goals and objectives. Based on such evaluation, the Board has the authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer. In determining incentive compensation, the Corporation considers, among other factors it deems appropriate from time to time, the Corporation’s performance and relative shareholder return and the awards given to management in prior years. Both individual and corporate performances are also taken into account, but other than setting out the duties and responsibilities of the applicable office or position by way of a job description, the Corporation does not set specific annual performance goals or similar conditions.

The Board also reviews and approves the compensation (base salary, incentive compensation and equity-based awards of officers of the Corporation.

The Board reviews the terms of the Corporation’s incentive compensation plans and other plans. The Board administers such plans, including determining any option or share-based awards to be granted to members of management under any such plan. There were no new actions, decisions or policies since March 16, 2016 that could affect the understanding of compensation for the Named Executive Officers for the financial year ended November 30, 2016.

Performance Graph

The following line graph and succeeding table compare the return, assuming an initial investment of $100, with the cumulative total return, in respect of the S&P/TSX Composite Total Return Index compiled by the Toronto Stock Exchange for the five most recently completed financial years.

	11/30/2012	11/30/2013	11/30/2014	11/30/2015	11/30/2016
MTY Food Group Inc.	$135.70	$213.08	$238.91	$218.49	$350.23
S&P/TSX Composite Index	$103.35	$116.73	$132.20	$124.49	$143.72

The table below shows the total shareholder returns for the Corporation’s common shares and the S&P/TSX Composite Index for the five fiscal years ended November 30, 2016, together with the variation in the total compensation of the five (5) named executive officers. For the five-year measurement period, the shareholder returns have outpaced compensation levels.

No stock options, common shares or other equity-based compensation have been granted since 2005. The level of calculated compensation is therefore not directly correlated to the shareholder returns, mainly because salary is relatively fixed and generally unaffected by the day-to-day changes in shareholder returns.

	11/30/2012	11/30/2013	11/30/2014	11/30/2015	11/30/2016
MTY Food Group Inc.	34%	57%	12%	-9%	60%
Shareholder Returns
S&P/TSX Composite Total	3%	13%	13%	-6%	15%
Return Index
Percentage Variation in	8%	1%	2%	3%	6%
compensation of all NEOs
Total compensation of all NEOs	$1,176,314	$1,187,687	$1,215,745	$1,252,172	$1,327,649 [1]

1 – The compensation of Mr. Jeff Smit, who joined in July 2016, was excluded to maintain comparability with previous years.

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Named Executive Officers for the Corporation’s three (3) most recently completed financial years:

						Non-equity Incentive
						Plan Compensation
				Share-	Option-	($)
				based	based	Annual	Long-term	Pension	All Other		Total
Name and Principal	Year	Salary		Awards	Awards	Incentive	Incentive	Value	Compensation		Compensation
Position	Ended	($)		($)	($)	Plans	Plans	($)	($)		($)
Stanley Ma	2016	384,689		Nil	Nil	Nil	Nil	Nil	23,414	(1)	408,103
President, CEO,	2015	378,462		Nil	Nil	Nil	Nil	Nil	27,260	(1)	405,722
Chairman and Director	2014	400,063		Nil	Nil	Nil	Nil	Nil	23,415	(1)	423,478

Claude St-Pierre	2016	202,315		Nil	Nil	Nil	Nil	Nil	Nil		202,315
COO, Secretary,	2015	190,038		Nil	Nil	Nil	Nil	Nil	Nil		190,038
Director	2014	173,193		Nil	Nil	Nil	Nil	Nil	Nil		173,193

Eric Lefebvre	2016	276,282		Nil	Nil	Nil	Nil	Nil	4,144	(2)	280,426
CFO	2015	237,548		Nil	Nil	Nil	Nil	Nil	3,563	(2)	241,111
	2014	208,900		Nil	Nil	Nil	Nil	Nil	3,133	(2)	212,033

Marc Benzacar	2016	202,692		Nil	Nil	Nil	Nil	Nil	11,039	(2)(3)	213,731
Sr. Vice President	2015	187,173		Nil	Nil	Nil	Nil	Nil	26,787	(2)(3)	213,960
Sushi Shop	2014	178,900		Nil	Nil	Nil	Nil	Nil	18,670	(2)(3)	197,570

Jeff Smit Chief Operating Officer US operations	2016	118,125	(6)	Nil	Nil	Nil	Nil	Nil	1,938	(7)	120,063

John Delutis	2016	202,582		Nil	Nil	Nil	Nil	Nil	20,491	(4)(5)	223,073
Vice President	2015	190,000		Nil	Nil	Nil	Nil	Nil	11,340	(4)(5)	201,340
Mucho Burrito	2014	187,115		Nil	Nil	Nil	Nil	Nil	22,356	(4)(5)	209,471

(1)	Stanley Ma has benefited from the Corporation during the period, as it provided Mr. Ma with an automobile.
(2)	Compensation offered to all Canadian office employees of MTY in the form of a Deferred Profit Sharing Plan.
(3)	Incentive bonuses. In 2016, Mr. Benzacar’s incentive bonus amounted to $7,875 (2015 - $23,625; 2014 - $15,750).
(4)	Incentive bonuses. In 2016, Mr Delutis’ incentive bonuses amounted to $9,151 (2015 - $nil; 2014 - $11,016).
(5)	John Delutis is entitled to monthly car and cell phone allowances.
(6)	Jeff Smit joined the Corporation on July 25, 2016.
(7)	The Corporation offers all of its US-based employees a matching contribution to a 401(k)

Incentive Plan Awards

Outstanding Option-Based Awards and Share-Based Awards

There were no stock options granted to executive officers.

Incentive Plan Awards – Value Vested or Earned During the Year

There were no incentive plan awards made to executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

The various compensation plans applicable to certain employees also contain different provisions that apply upon termination of employment or change of control of MTY. MTY does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

Mr. Eric Lefebvre and MTY are parties to an agreement pursuant to which such executive is entitled to termination of employment benefits where the executive’s employment is expressly or implied (constructive dismissal) terminated without cause. Mr. Lefebvre also has a right to terminate his own employment in circumstances such as a change in control, change in CEO or change in the location of MTY’s headquarters. In such event, the executive is entitled to 24 months of annual compensation, payable as a lump sum at the date of the termination or resignation of the executive.

There are no management or consulting agreements with any NEOs or directors of the Corporation, and no arrangements for termination or change of control benefits other than the agreement with Mr. Lefebvre mentioned above.

Compensation of Directors

The current compensation package for the independent directors is as set out below:

Fee
Type of Compensation	($)
Annual Retainer for Independent Director	$13,860
Additional Annual Retainer for the Audit Committee Chair	$4,620

Director Compensation Table

The following table sets forth information regarding the compensation to the directors (other than Named Executive Officers) for the financial year ended November 30, 2016.

	Fees Earned	Option-based Awards	All Other Compensation	Total
Name	($)	($)	($)	($)
Murat Armutlu	18,480	Nil	Nil	18,480
Dickie Orr	13,860	Nil	Nil	13,860
David K. Wong	13,860	Nil	Nil	13,860

Outstanding Option-Based Awards and Share-Based Awards

There were no share-based awards or stock options granted to directors.

Incentive Plan Awards – Value Vested or Earned During the Year

There were no incentive plan awards made to directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out equity compensation plan information as at the end of the financial year ended November 30, 2016, under the current stock option plan:

Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average exercise	under equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans	Nil	N/A	500,000
approved by securityholders
Equity compensation plans not	Nil	N/A	N/A
approved by securityholders
Total	Nil	N/A	500,000

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Corporation were indebted to the Corporation as of the end of the most recently completed financial year or as at the date of this Information Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Corporation, none of the directors or executive officers of the Corporation or other informed person, nor any proposed nominee for election as a Director of the Corporation, nor any person who beneficially owned, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the corporation’s last completed financial year or in any proposed transaction which, in either case, has or will materially affect the Corporation, except as disclosed herein or elsewhere in this Information Circular.

MANAGEMENT CONTRACTS

There are no management functions of the Corporation that are to any substantial degree performed by a person or company other than the directors or executive officers of the Corporation.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is on SEDAR under the Corporation’s profile at www.sedar.com. Security holders may contact the Corporation at 8150 route Transcanadienne, Suite 200, Saint-Laurent, Québec, H4S 1M5, or by telephone at (514) 336-8885, or by fax at (514) 336-9222, or by email at info@mtygroup.com, to request copies of the Corporation’s financial statements and related management’s discussion and analysis.

Financial information is provided in the audited financial statements of the Corporation for the financial year ended November 30, 2016 and in the related management’s discussion and analysis. This material and the report of the auditor will be placed before the Meeting.

Copies of the above documents will be provided free of charge to security holders of the Corporation. The Corporation may require the payment of a reasonable charge from any person or company who is not a security holder of the Corporation, who requests a copy of any such document. The foregoing documents are also available on SEDAR at www.sedar.com under the Corporation’s profile filed on February 23, 2017.

OTHER MATTERS

Management of the Corporation is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of the Meeting. However, if any other matter properly comes before the Meeting, the accompanying form of proxy confers discretionary authority to vote with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters that properly may come before the Meeting.

DATED at Ville St-Laurent, Québec, on March 28, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

“Stanley Ma”

Stanley Ma,
Chairman, President and Chief Executive Officer

SCHEDULE “A”

MTY Food Group Inc./

Groupe d’Alimentation MTY Inc.

AUDIT COMMITTEE

Audit Committee Charter

1.	Purpose of the Committee

1.1	The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Corporation’s financial statements and other relevant public disclosures, the Corporation’s compliance with legal and regulatory requirements relating to financial reporting, the external auditors’ qualifications and independence and the performance of the internal audit function and the external auditors.

2.	Members of the Audit Committee

2.1	All of the Members must be “financially literate” as defined under NI 52-110, having sufficient accounting or related financial management expertise to read and understand a set of financial statements, including the related notes, that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

2.2	The Audit Committee shall consist of no less than three Directors.

2.3	All of the Members of the Audit Committee must be “independent” as defined under NI 52-110.

3.	Relationship with External Auditors

3.1	The external auditors are the independent representatives of the shareholders, but the external auditors are also accountable to the Board of Directors and the Audit Committee.

3.2	The external auditors must be able to complete their audit procedures and reviews with professional independence, free from any undue interference from the management or directors.

3.3	The Audit Committee must direct and ensure that the management fully co-operates with the external auditors in the course of carrying out their professional duties.

3.4	The Audit Committee will have direct communications access at all times with the external auditors.

4.	Non-Audit Services

4.1	The external auditors are prohibited from providing any non-audit services to the Corporation, without the express written consent of the Audit Committee. In determining whether the external auditors will be granted permission to provide non-audit services to the Corporation, the Audit Committee must consider that the benefits to the Corporation from the provision of such services, outweighs the risk of any compromise to or loss of the independence of the external auditors in carrying out their auditing mandate.

4.2	Notwithstanding section 4.1, the external auditors are prohibited at all times from carrying out any of the following services, while they are appointed the external auditors of the Corporation:

(i)	acting as an agent of the Corporation for the sale of all or substantially all of the undertaking of the Corporation; and

(ii)	performing any non-audit consulting work for any director or senior officer of the Corporation in their personal capacity, but not as a director, officer or insider of any other entity not associated or related to the Corporation.

5.	Appointment of Auditors

5.1	The external auditors will be appointed each year by the shareholders of the Corporation at the annual general meeting of the shareholders.

5.2	The Audit Committee will nominate the external auditors for appointment, such nomination to be approved by the Board of Directors.

6.	Evaluation of Auditors

6.1	The Audit Committee will review the performance of the external auditors on at least an annual basis, and notify the Board and the external auditors in writing of any concerns in regards to the performance of the external auditors, or the accounting or auditing methods, procedures, standards, or principles applied by the external auditors, or any other accounting or auditing issues which come to the attention of the Audit Committee.

7.	Remuneration of the Auditors

7.1	The remuneration of the external auditors will be determined by the Board of Directors, upon the annual authorization of the shareholders at each general meeting of the shareholders.

7.2	The remuneration of the external auditors will be determined based on the time required to complete the audit and preparation of the audited financial statements, and the difficulty of the audit and performance of the standard auditing procedures under generally accepted auditing standards and generally accepted accounting principles of Canada.

8.	Termination of the Auditors

8.1	The Audit Committee has the power to terminate the services of the external auditors, with or without the approval of the Board of Directors, acting reasonably.

9.	Funding of Auditing and Consulting Services

9.1	Auditing expenses will be funded by the Corporation. The auditors must not perform any other consulting services for the Corporation, which could impair or interfere with their role as the independent auditors of the Corporation.

10.	Role and Responsibilities of the Internal Auditor

10.1	The Corporation has created a position to perform the task of internal audit. Areas of focus for the internal audit are recommended by management to the Audit Committee for approval. The internal audit reports are to be sent to the Audit Committee and to the CFO.

11.	Oversight of Internal Controls

11.1	The Audit Committee will have the oversight responsibility for ensuring that the internal controls are implemented and monitored, and that such internal controls are effective.

12.	Continuous Disclosure Requirements

12.1	The CFO of the Corporation is primarily responsible for ensuring that the Corporation’s continuous reporting requirements are met and in compliance with applicable regulatory requirements.

13.	Other Auditing Matters

13.1	The Audit Committee may meet with the Auditors independently of the management of the Corporation at any time, acting reasonably.

13.2	The Auditors are authorized and directed to respond to all enquiries from the Audit Committee in a thorough and timely fashion, without reporting these enquiries or actions to the Board of Directors or the management of the Corporation.

14.	Annual Review

14.1	The Audit Committee Charter will be reviewed annually by the Board of Directors and the Audit Committee to assess the adequacy of this Charter.

15.	Independent Advisers

15.1	The Audit Committee shall have the power to retain legal, accounting or other advisors to assist the Committee.

MTY FOOD GROUP INC.

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2016

INFORMATION CIRCULAR

March 22, 2016

8150 route Transcanadienne, Suite 200

Saint-Laurent, QC H4S 1M5

Tel.: (514) 336-8885

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING

TAKE NOTICE that the annual general and special meeting (the “Meeting”) of the shareholders of MTY Food Group Inc./Groupe d’Alimentation MTY Inc. (“MTY” or the “Corporation”) will be held on Wednesday, May 4, 2016 at 1:00 p.m. (local time) in the Fairmont The Queen Elizabeth Hotel, 900, Boulevard René-Lévesque Ouest, Montreal, QC for the following purposes:

1.	To receive the Report of the Directors;

2.	To receive the financial statements of the Corporation for its fiscal year ended November 30, 2015, and the report of the Auditor thereon;

3.	To appoint the Auditor for the ensuing year and to authorize the Directors to fix their remuneration;

4.	To determine the number of directors and to elect directors;

5.	To approve a new stock option plan, as more particularly set out in the Information Circular; and

6.	To transact such other business as may properly come before the Meeting.

The accompanying Information Circular contains details of matters to be considered at the Meeting.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his stead. If you are unable to attend the Meeting, or any adjournment thereof in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes. The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Ville St-Laurent, Québec, on March 22, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

“Stanley Ma”

Stanley Ma,
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT

YOUR PROXY BY TELEPHONE, FAX, INTERNET OR MAIL.

8150 route Transcanadienne, Suite 200

Saint-Laurent, QC H4S 1M5

Tel.: (514) 336-8885

INFORMATION CIRCULAR

(as at March 22, 2016, except as otherwise provided)

This Information Circular is furnished in connection with the solicitation of proxies by the management of MTY Food Group Inc./Groupe d’Alimentation MTY Inc. (“MTY” or the “Corporation”) for use at the annual general and special meeting (the “Meeting”) of the holders of the common shares in the capital of the Corporation (the “Common Shares”) to be held on May 4, 2016 at the time and place and for the purposes set forth in the accompanying notice of the Meeting.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation. The Corporation will bear all costs of this solicitation. We have arranged for intermediaries to forward the meeting materials to Beneficial Shareholders held of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard. “Beneficial Shareholders” means shareholders who do not hold Common Shares in their own name and “intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

The Corporation is not relying on the notice-and-access provisions of National Instrument 54-101 to send proxy related materials to registered shareholders or beneficial owners of shares in connection with the Meeting.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of the Corporation. If you are a shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

Voting by Proxyholder

The persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(a)	each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors;

(b)	any amendment to or variation of any matter identified therein; and

(c)	any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter.

Registered Shareholders

Registered Shareholders may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by:

(a)	completing, dating and signing the enclosed form of proxy and returning it to the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by fax at 1-866-249-7775 or (416) 263-9524, or by mail or hand delivered to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1;

(b)	using a touch-tone phone to transmit voting choices to a toll free number at 1-866-732-8683 and following the instructions of the voice response system by providing the control number on the proxy form on the lower left hand side. Instructions are then conveyed by use of the touchtone selections over the telephone; or

(c)	using the internet at http://www.investorvote.com. Registered Shareholders must follow the instructions that appear on the screen and refer to the enclosed proxy form for the control number;

in all cases ensuring that the proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares).

If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms), and in the United States, under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders, those who object to their name being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called NOBOs for Non-Objecting Beneficial Owners).

The Corporation is taking advantage of the provisions of National Instrument 54-101 that permit it to directly deliver proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable Voting Instruction Form (a “VIF”) from our transfer agent, Computershare. These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile. In addition, Computershare provides both telephone voting and internet voting as described on the VIF itself which contain complete instructions. Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs they receive.

These security holder materials are being sent to both registered and non-registered owners of the securities of the Corporation. If you are a non-registered owner, and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in your request for voting instructions.

Beneficial Shareholders who are OBOs should follow the instructions of their intermediary carefully to ensure that their Common Shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the proxy provided to registered shareholders by the Corporation. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in Canada and in the United States. Broadridge mails a VIF in lieu of a proxy provided by the Corporation. The VIF will name the same persons as the Corporation’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Corporation), other than the persons designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting. The VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity. If you wish to attend at the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Common Shares.

Notice to Shareholders in the United States

The solicitation of proxies involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of Canada and securities laws of the provinces of Canada. The proxy solicitation rules under the United States’ Securities Exchange Act of 1934, as amended, are not applicable to the Corporation or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by shareholders of civil liabilities under the United States’ federal securities laws may be affected adversely by the fact that the Corporation is continued under the Canada Business Corporation Act, as amended, certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to claim against a foreign company or its officers or directors in a foreign court for violations of the United States’ federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)	executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare at 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, or at the address of head office of the Corporation, at 8150 autoroute Transcanadienne, Suite 200, Saint-Laurent, QC, H4S 1M5, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law; or

(b)	personally attending the Meeting and voting the registered shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Corporation, or any person who has held such a position since the beginning of the last completed financial year end of the Corporation, nor any nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors, the appointment of the auditor and as may be set out herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The board of directors (the “Board”) of the Corporation has fixed March 22, 2016 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

The Common Shares of the Corporation are listed for trading on the Toronto Stock Exchange (the “TSX”). The Corporation is authorized to issue an unlimited number of Common Shares. As of March 22, 2016, there were 19,120,567 Common Shares issued and outstanding, each carrying the right to one vote.

To the knowledge of the directors and executive officers of the Corporation, the only person or corporation that beneficially owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation as at March 22, 2016 is as set out in the following table:

	Number of	Percentage of
Shareholder Name	Common Shares Held(1)	Issued Common Shares(2)
Stanley Ma	4,885,643	25.55%

(1)	This information was supplied to the Corporation by the named shareholder or was based on the insider reports made available at www.sedi.ca.

(2)	Based on the 19,120,567 Common Shares issued and outstanding as of March 22, 2016.

Copies of documents referred to in this Information Circular may be obtained by a Shareholder upon request without charge from the Corporation at 8150 autoroute Transcanadienne, Suite 200, Saint-Laurent, QC, H4S 1M5, or by telephone at (514) 336-8885, by fax at (514) 336-9222, or by email at info@mtygroup.com. These documents are also available through the Internet on SEDAR under the Corporation’s profile, which can be accessed at www.sedar.com.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or for appointment of the Corporation’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The board of directors of the Corporation (the “Board” or the “Board of Directors”) currently consists of five (5) directors, all of whom are elected annually. The term of office for each of the present directors of the Corporation expires at the Meeting. All of the current directors of the Corporation will be standing for re-election. It is proposed that the number of directors for the ensuing year be fixed at five (5), subject to such increases as may be permitted by the By-laws of the Corporation. At the Meeting, the Shareholders will be asked to consider and, if thought fit, approve an ordinary resolution fixing the number of directors to be elected at the Meeting at five (5).

It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next Annual General Meeting of the Corporation or until his successor is duly elected or appointed pursuant to the By-laws of the Corporation unless his office is earlier vacated in accordance with the provisions of the Canada Business Corporations Act or the Corporation’s By-laws.

It is the intention of the management designees, if named as proxy, to vote for the election of the said persons to the Board of Directors, unless the Shareholder has specified in its proxy that its Common Shares are to be withheld from voting on the election of directors. Management does not contemplate that any of the nominees will be unable to serve as a director.

The following information relating to the nominees for election to the Board of Directors is based on information received by the Corporation from said nominees.

Murat Armutlu(1)(2)	Chartered Professional Accountant in public practice.
Québec, Canada
Director since May 2005

Age: 56

Common Shares: 130,600(3)
Stanley Ma(1)	Chairman since 1997, and President and Chief Executive Officer of MTY since May
Québec, Canada	2004; President of MTY Tiki Ming Enterprises Inc. since 1980.
Director from December 1993 to
June 1996; and since May 1997
Chairman since May 1997
President and CEO since May 2004

Age: 69

Common Shares: 4,885,643
Dickie Orr(1)(2)	Retired, formerly an Investment Advisor at Canaccord Financial Ltd. from 1989 to 2010.
British Columbia, Canada
Director since May 2011

Age: 64

Common Shares: 100,000(4)
Claude St-Pierre(1)	Chief Operating Officer since June 2012, Secretary since 1996, and Chief Financial
Québec, Canada	Officer from May 2004 to June 2012.
Director from May 1994 to August
1995; and since October 1996
Secretary since September 1996
CFO from May 2004 to June 2012
COO since June 2012

Age: 47

Common Shares: 514,500

David K. Wong(1)(2)	Managing Director of DK Wong & Associates Inc., a financial advisory consulting firm.
British Columbia, Canada
Director since February 2011

Age: 48

Common Shares: Nil

(1)	Information as to the Province of residence, principal occupation, and shares beneficially owned, directly or indirectly, or controlled or directed, has been furnished by the respective directors.
(2)	Member or proposed member of the audit committee.
(3)	Of which 30,000 shares are held indirectly through Nadya Kasbaroglu
(4)	Of which 40,000 shares are held indirectly through Sandy Orr.

Penalties and Sanctions

No proposed director of the Corporation has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Cease Trade Orders and Bankruptcies

No proposed director of the Corporation is, as of the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or chief executive officer or chief financial officer of any company (including the Corporation) that: (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No proposed director of the Corporation is, as at the date of this Information Circular, or has been, within ten years before the date of this Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

For the purpose of the above paragraphs, “order” means a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

Personal Bankruptcies

No proposed director of the Corporation has, within the ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors of the Corporation also holding positions as directors or officers of other companies. Some of the directors and proposed directors of the Corporation have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Corporation will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies provided under the Canada Business Corporations Act. Directors who are in a position of conflict will abstain from voting on any matters relating to the conflicting situation.

Majority Voting for Directors

The Board has adopted a policy stipulating that if the votes in favour of the election of a director nominee at a shareholders’ meeting represent less than a majority of the total common shares voted and withheld, the nominee will offer his or her resignation promptly after the meeting. The Board’s decision to accept or reject the resignation offer will be disclosed to the public within 90 days of the applicable shareholders’ meeting, together with the voting results for each director. Resignations must be accepted, except in situations where exceptional circumstances would warrant the applicable director to continue to serve as a member of the Board. The nominee will not participate in any committee or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

APPOINTMENT OF AUDITOR

Deloitte LLP, Chartered Professional Accountants, will be nominated at the Meeting for appointment as auditor of the Corporation to hold office until the next annual general meeting of the shareholders. The persons named in the enclosed form of proxy (provided the same is duly executed in their favour and is duly deposited) intend to vote for the appointment of Deloitte LLP as auditor of the Corporation. Deloitte LLP was first appointed by the Board of Directors as the auditor of the Corporation on September 4, 2007.

FINANCIAL STATEMENTS

The financial statements of the Corporation for the fiscal year ended November 30, 2015 and the auditor’s report thereon will be placed before the shareholders at the Meeting for their consideration. No formal action will be taken at the Meeting to approve the financial statements. If any shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

CORPORATE GOVERNANCE

Corporate governance refers to the policies and structure of the board of directors of a corporation, whose members are elected by and are accountable to the shareholders of the corporation. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management. The Board of the Corporation is committed to sound corporate governance practices; as such practices are both in the interests of shareholders, and help to contribute to effective and efficient decision-making.

Constitution and Independence of the Board

On an annual basis, the Board reviews each relationship that a director has with the Corporation in order to determine whether the director is or remains independent. Directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is defined in National Instrument 52-110 Audit Committees to mean any relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board is currently comprised of five persons, of whom three are independent directors. The following table outlines the Corporation’s current independent and non-independent, executive directors and the basis for a determination that a director is non-independent.

Independent and Non-Independent Directors

Name	Independent/Non-Independent
Murat Armutlu	Independent
Stanley Ma	Non-Independent (Mr. Ma serves as Chairman, President and Chief Executive Officer of the Corporation)
Dickie Orr	Independent
Claude St-Pierre	Non-Independent (Ms. St-Pierre serves as Chief Operating Officer and Secretary of the Corporation)
David Wong	Independent

The independent members of the Board have met without management 2 times in the fiscal year ending November 30, 2015. Stanley Ma, Chairman of the Board, President and Chief Executive Officer, and Claude St-Pierre, Chief Operating Officer and Secretary, are not independent members of the Board. Individual directors may engage an outside advisor at the expense of the Corporation in appropriate circumstances, and the independent directors may retain independent advice on those occasions as appropriate.

None of the directors are also directors of other reporting issuers.

The information presented below reflects the Board meetings since December1, 2015 up to February 23, 2016.

Attendance Record of Directors

Name	Board Meetings Attended	% of Board Meetings Attended
Murat Armutlu	8	100%
Stanley Ma	8	100%
Dickie Orr	8	100%
Claude St-Pierre	8	100%
David Wong	8	100%

Board Mandate

The following is the mandate of the Board:

•	Advocate and support the best interest of the Corporation;

•	Review and approve strategic, business and capital plans for the Corporation;

•	Ensure that specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance;

•	Review the principal risks of the Corporation’s business and pursue the implementation of appropriate systems to manage such risks;

•	Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals;

•	Establish and monitor the Ethics Policy for directors, officers and employees to address, among other matters, conflicts of interest, protection and proper use of corporate assets and opportunities, fair dealing with third parties, compliance with laws, rules and regulations, and reporting of any illegal or unethical behaviour;

•	Review measures implemented and maintained by the Corporation to ensure compliance with statutory and regulatory requirements;

•	Review and monitor the effectiveness of the Audit Committee, and the Audit Committee Charter, on at least an annual basis;

•	Select, evaluate, and compensate the senior management based on their performance under the Corporation’s strategic, business and capital plans;

•	Monitor the practices of management to ensure appropriate and timely communication of material information concerning the Corporation to its shareholders, including the establishment and monitoring of the Public Disclosure Policy of the Corporation;

•	Monitor overall health, safety and environmental policies and programs of the Corporation;

•	Monitor the development and implementation of programs for management succession and development; and

•	Discharge such other duties as may be required for the good stewardship of the Corporation.

Strategic Planning

The Board is responsible for adopting a strategic planning process. The role of management is to formalize, propose and implement strategic choices. The role of the Board is to approve strategic direction and evaluate strategic results. Senior management of the Corporation has a responsibility to develop long-term strategies with respect to the Corporation’s operations to be adopted by the Board. The strategies are to be reviewed and updated as required.

Included in the development of these long-term strategies will be annual strategic, operating and capital plans. The strategic plan is to take into account, among other things, the opportunities and risks of the Corporation’s business.

At least annually the Board will consider a strategic plan presented by management which takes into account, among other things, the opportunities and risks of the business.

Identification and Management of Risks

The Board has the responsibility to identify the principal risks of the Corporation’s business and, with management, to establish systems and procedures (including internal control and management information systems) to ensure that these risks are monitored. These systems and procedures should include the effective management of the Corporation’s assets and financial resources, and should ensure compliance with all regulatory obligations.

Supervision and Succession of Management

The Board is responsible for the supervision of senior management to ensure that the operations of the Corporation are conducted in accordance with objectives set by the Board. The Board has responsibility over the appointment and monitoring of senior management and, as part of the Corporation’s planning process, will review and discuss succession planning for senior management positions on a regular basis.

The Board is responsible for identifying potential candidates for, and selecting, the Chief Executive Officer. In doing so, the Board will consider, among other things, a candidate’s experience, understanding of the Corporation’s business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community. When appropriate or necessary, the Board is responsible for removing the Chief Executive Officer and selecting a successor.

Internal Control

The Board, through the Audit Committee, is responsible for the internal control and management information systems of the Corporation.

Stewardship of the Corporation

The Board is empowered by governing corporate law, the Corporation’s By-laws and the Corporation’s Corporate Governance Policies to manage, or supervise the management of, the affairs and business of the Corporation.

The Board performs its functions through quarterly and special meetings and has delegated certain of its responsibilities to the Audit Committee described below. In addition, the Board has established policies and procedures that limit the ability of management to carry out certain specific activities without the prior approval of the Board.

Long-term strategies and annual operating and capital plans with respect to the Corporation’s operations are developed by senior management and reviewed and approved by the Board.

The Board, through the Audit Committee, has the responsibility to identify the principal risks of the Corporation’s business. It works in coordination with management to implement policies to identify the risks and to establish systems and procedures to ensure that these risks are monitored.

The Board reviews and discusses succession planning for senior management positions as part of the Corporation’s planning process. All appointments of senior management are approved by the Board.

The Board has developed written position descriptions for the Board chair and the chair of each Board committee. The Board has also, together with the Chief Executive Officer, developed a written position description for the Chief Executive Officer as well as Chief Financial Officer.

Procedures are in place to ensure proper dissemination of news releases, and that those shareholders who request information about the Corporation receive it in a timely manner. Inquiries by shareholders are directed to and dealt with by senior management.

The Corporation’s external auditor report directly to the Audit Committee. In its regular meetings with the external auditor, the Audit Committee discusses, among other things, the Corporation’s financial statements and the adequacy and effectiveness of the Corporation’s internal controls and management information systems.

Orientation and Continuing Education

New directors, as part of the orientation program, have the opportunity to meet with senior management to discuss the business of the Corporation, receive corporate information, Board policies and historical and current operating and financial information and may tour selected offices and facilities of the Corporation. Directors are briefed regularly by senior management team on strategic issues affecting the Corporation, and these briefing include reviews of the competitive environment, the Corporation’s performance relative to its peers, and any other developments that could materially affect the Corporation’s business. The Board will also ensure that directors are able to attend conferences or other similar events to participate in continuing education in matters relevant to their role as directors.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interest of the Corporation.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of view and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of directors required by the Corporation, this policy will be reviewed.

Committees

The Board has no other committees than the Audit Committee.

Audit Committee

The members of the Audit Committee are Murat Armutlu, Dickie Orr and David Wong, all of whom are independent directors. A member of the audit committee is independent if the member has no direct or indirect material relationship with the Corporation. A material relationship means a relationship which could, in the view of the Corporation’s Board, reasonably interfere with the exercise of a member’s independent judgement. All members of the Audit Committee are financially literate. A member of the audit committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation.

The Audit Committee’s mandate and responsibilities are detailed in its Charter, and include assisting in the identification of the principal risks of the Corporation’s business and, with the assistance of management, establishing procedures to ensure that these risks are monitored and managed; overseeing the work of the external auditor engaged for the purpose of preparing or issuing an audit report or related work; recommending to the Board the nomination and compensation of the external auditor; approving all non-audit services to be provided by the external auditor; and

reviewing and recommending approval of the Corporation’s financial statements, reviewing management’s discussion and analysis and earnings press releases before the Corporation publicly discloses this information and satisfying itself that all regulatory compliance matters have been considered in the preparation of the financial statements of the Corporation. The full text of the Audit Committee Charter is attached as Schedule “A” to this Information Circular, showing changes made to the Charter by the board of directors since the filing of the Corporation’s Annual Information Form on February 15, 2016 in the underlining.

The Board, through the Audit Committee, is responsible for the integrity of the internal control and management information systems of the Corporation. The Audit Committee meets at least quarterly to review quarterly financial statements and management’s discussion and analysis and meets regularly with the Corporation’s external auditor. The Audit Committee discusses, among other things, the annual audit, the adequacy and effectiveness of the Corporation’s internal control and management information systems and management’s discussion and analysis and reviews the annual financial statements with the external auditor.

There have been no instances in which the Board has not accepted a recommendation of the Audit Committee to nominate or compensate any external auditor. All non-audit services provided to the Corporation or its subsidiaries by external auditors must be pre-approved by the Audit Committee.

Further information concerning the Audit Committee is contained in the Corporation’s Annual Information Form for the year ended November 30, 2015, under “Audit Committee Information” (pp. 49 – 53), incorporated by reference herein, and which is available on SEDAR under the Company’s profile filed on February 15, 2016, and may be accessed at www.sedar.com. In particular, details concerning the external auditor’s fees for the past two years are shown at p. 53 of the Annual Information Form.

Compensation Governance

The Corporation does not have a separate Compensation Committee, and in result the entire Board of directors is responsible for, among other things, evaluating the performance of the Corporation’s executive officers, determining or making recommendations with respect to the compensation of the Corporation’s executive officers, making recommendations with respect to director compensation, incentive compensation plans and equity-based plans, making recommendations with respect to the compensation policy for the employees of the Corporation or its subsidiaries and ensuring that the Corporation is in compliance with all legal requirements with respect to compensation disclosure. In performing its duties, the Board has the authority to engage such advisors, including executive compensation consultants, as it considers necessary.

The Board is currently composed of Murat Armutlu, Dickie Orr and David K. Wong, all of whom are independent directors within the meaning set out in NI 58-101. Stanley Ma and Claude St-Pierre are not independent since they serve as the President and Chief Executive Officer, and Chief Operating Officer and Secretary of the Corporation respectively. All of the members of the Board are experienced participants in business or finance.

The Board does not have a pre-determined compensation plan. The Corporation does not engage in benchmarking practices and the process for determining executive compensation is at the discretion of the Board. The Board has not engaged the services of independent compensation consultants to assist it in making recommendations with respect to director and executive officer compensation.

Assessments

Due to the minimal size of the Corporation’s Board, no formal policy has been established to monitor the effectiveness of the directors, the Board and its Audit Committee. The Board as a whole is responsible for the Corporation’s approach to corporate governance, committee and individual director effectiveness issues on a continuous basis. Mr. Stanley Ma, as President and Chief Executive Officer of the Corporation, acts as Chairman of the Board. The Board considers this to be an appropriate role for Mr. Stanley Ma at this stage in the Corporation’s development. The Board has functioned, and is of the opinion that it can continue to function, independently as required. When necessary or desirable, the Board will establish committees composed of members who are independent with respect to the issue to be determined.

The Board, together with the Chairman of the Board, monitors the size of the Board to ensure effective decision-making.

Term Limits

The Board has not adopted a formal term limit for directors. The Board strives to be constituted to achieve a balance between experience and the need for renewal and fresh perspective. The Board believes, however, that the imposition of director term limits on a board implicitly discounts the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. The Board believes that it is better served with a regular assessment of the effectiveness of the Board, Board committees and individual directors rather than on arbitrary term limits.

Corporate and Board Diversity

Diversity is an important part of the Corporation’s culture and its operations. Consequently, the Corporation seeks to recruit and invest in the best available talent. However, the Corporation has not adopted a written policy relating to the identification and nomination of women directors or regarding the number of women in executive positions because it does not believe that a written policy is the best way to achieve the Corporation’s diversity or business objectives at its current stage of development.

Furthermore, on appointing individuals to the Board and executive officer positions, the Corporation considers a number of factors, including the skills and experience required for the position and the personal attributes of the candidates. The level of representation of women in senior leadership roles is considered by the Corporation as one such factor.

The Corporation recognizes the value of individuals with diverse attributes on the Board and in executive officer positions, and is committed to the desirability that there is representation of women on the Board and in executive officer positions. However, the Corporation has not established a target regarding the number of women on the Board or in executive officer positions, as the Corporation has determined that a target would not be the most effective way of achieving the Corporation’s diversity or business objectives. There is currently one woman on the Board (20% of total board members), and one woman in an “executive officer” position, as such term is defined in NI 58-101 (33% of total executive officers), namely, Claude St-Pierre, COO and Secretary.

EXECUTIVE COMPENSATION

Named Executive Officer

A “Named Executive Officer” or “NEO” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and each of the two most highly compensated executive officers of the Corporation, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed financial year and whose total compensation exceeded $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an executive officer of the Corporation at the end of the most recently completed financial year end.

The following individuals are the Corporation’s Named Executive Officers for the fiscal year ended November 30, 2015:

•	Stanley Ma, Chairman (since May 1997), President (since May 2004) and Chief Executive Officer (since May 2004);

•	Claude St-Pierre, Chief Operating Officer (since June 2012) and Secretary (since September 1996);

•	Eric Lefebvre, Chief Financial Officer (since June 2012);

•	Marc Benzacar, Senior Vice President, Sushi Shop (since May 2008);

•	John Delutis, Vice President, Mucho Burrito (since September 2013).

Compensation Discussion and Analysis

In assessing the compensation of its executive officers, and due to the present stage of development of the Corporation, the Corporation does not have in place any formal objectives, criteria or analysis; instead, it relies mainly on discussions at the Board level concerning the Corporation’s performance during the most recently completed financial year in meeting its strategic business and capital plans.

The Corporation’s executive compensation program has three principal components: base salary, incentive bonuses and could include incentive stock options. The determination and administration of base salaries or incentive bonuses, or both, are discussed in greater detail below. When appropriate to do so, incentive bonuses in the form of cash payments, are designed to add a variable component of compensation, in addition to stock options, based on corporate and individual performances for Named Executive Officers, and may or may not be awarded in any financial year. The Corporation has no other forms of compensation for its NEOs, although payments may be made from time to time to individuals who are NEOs or companies they control, for the provision of consulting services. Such consulting services are paid for by the Corporation at competitive industry rates for work of a similar nature by reputable arm’s length services providers.

The Corporation’s executive compensation program is administered by the Board of Directors, and is designed to provide incentives for the sustainable enhancement of shareholder value. The overall objectives are to attract and retain qualified executives critical to the success of the Corporation, to provide fair and competitive compensation, to align the interest of management with those of the Shareholders and to reward corporate and individual performance. The Corporation does not currently offer long-term incentive plans or pension plans to its Named Executive Officers.

The Corporation bases the compensation for a NEO on the years of service with the Corporation, responsibilities of each officer and their duties in that position. The Corporation also bases compensation on the performance of each officer. The Corporation believes that stock options can create a strong incentive to the performance of each officer and they are intended to recognize extra contributions and achievements towards the goals of the Corporation.

The Board, when determining cash compensation payable to a NEO, takes into consideration their experience in the franchising industry, as well as their responsibilities and duties and contributions to the Corporation’s success. Named Executive Officers receive a base cash compensation that the Corporation feels is in line with that paid by similar non-reporting companies in the applicable geographical area and the Corporation’s experience from past acquisitions, subject to the Corporation’s financial resources; however, no formal survey was completed by the Board.

In performing its duties, the Board has considered the implications of risks associated with the Corporation’s compensation policies and practices. At its current stage of development and considering its current compensation policies, the Corporation currently has no compensation policies or practices that would encourage an executive officer or other individual to take inappropriate or excessive risks. A NEO or director is permitted for his or her own benefit and at his or her own financial risk, to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units or exchange funds, that are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Compensation Objectives

The Board considers the following objectives when reviewing annual compensation: (i) retaining individuals critical to the growth and overall success of the Corporation; (ii) rewarding achievements of individuals; (iii) providing fair and competitive compensation; (iv) compensating individuals based on their performance; and (v) balancing the interests of management and shareholders of the Corporation. In order to achieve these objectives, the compensation paid to the Corporation’s executive officers consists of three components: (i) base salary; (ii) bonus incentive; and (iii) a long-term incentive in the form of stock options (if and when granted) under the Corporation’s stock option plan.

Base Salary

The base salary of each of the Corporation’s NEOs is set by mutual agreement with each NEO during their annual performance review. The Board considers the foregoing compensation philosophy, as well as the financial performance of the Corporation as a whole, in any review of base salaries. In addition, the base salary review for each NEO is based on assessment of factors such as current market conditions, and particular skills, such as leadership ability and management effectiveness, experience, responsibility and proven or expected performance of the particular individual.

Bonus Incentives

The Corporation provides for the payment of cash bonuses to certain employees of the Corporation and its subsidiaries dependent on the performance of the Corporation and such employees.

Long-term Incentives

The Corporation has in place its stock option plan to directly focus on the long-term performance and to encourage ownership interest in the Corporation. The Corporation’s stock option plan is a long-term incentive program that enables officers, directors, employees and consultants of the Corporation and its subsidiaries to acquire shares of the Corporation. The objective of granting such options is to encourage individuals to acquire an increased ownership interest in the Corporation, which acts as a financial incentive for the individuals to consider the long-term interests of the Corporation and its shareholders. Stock options if granted to executives and employees would take into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. The amounts and terms of options granted are determined by the Board. For further information on the incentive stock option plan, see “Securities Authorized for Issuance under Equity Compensation Plans”.

Compensation Procedures

The Board is responsible for the determination of the compensation of senior officers and management. See “Corporate Governance – Compensation Governance”.

In consultation with senior management, the Board establishes the Corporation’s general compensation philosophy and oversees the development and implementation of executive compensation programs and policies. The Board reviews on a periodic basis the Corporation’s executive compensation programs.

The Board annually reviews the Corporation’s goals and objectives relevant to the compensation of the Chief Executive Officer, and evaluates the performance of the Chief Executive Officer in light of such goals and objectives. Based on such evaluation, the Board has the authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer. In determining incentive compensation, the Corporation considers, among other factors it deems appropriate from time to time, the Corporation’s performance and relative shareholder return and the awards given to management in prior years. Both individual and corporate performances are also taken into account, but other than setting out the duties and responsibilities of the applicable office or position by way of a job description, the Corporation does not set specific annual performance goals or similar conditions.

The Board also reviews and approves the compensation (base salary, incentive compensation and equity-based awards of officers of the Corporation.

The Board reviews the terms of the Corporation’s incentive compensation plans and other plans. The Board administers such plans, including determining any option or share-based awards to be granted to members of management under any such plan. There were no new actions, decisions or policies since March 16, 2016 that could affect the understanding of compensation for the Named Executive Officers for the financial year ended November 30, 2015.

Performance Graph

The following line graph and succeeding table compare the return, assuming an initial investment of $100, with the cumulative total return, in respect of the S&P/TSX Composite Total Return Index compiled by the Toronto Stock Exchange for the five most recently completed financial years.

	11/30/2010	11/30/2011	11/30/2012	11/30/2013	11/30/2014	11/30/2015
MTY Food Group Inc.	$100.00	$118.76	$159.30	$250.14	$280.46	$256.48
S&P/TSX Composite Index	$100.00	$96.67	$99.91	$112.84	$127.80	$120.34

The table below shows the total shareholder returns for the Corporation’s common shares and the S&P/TSX Composite Index for the five fiscal years ended November 30, 2015, together with the variation in the total compensation of the five (5) named executive officers. For the five-year measurement period, the shareholder returns have outpaced compensation levels.

No stock options, common shares or other equity-based compensation have been granted since 2005. The level of calculated compensation is therefore not directly correlated to the shareholder returns, mainly because salary is relatively fixed and generally unaffected by the day-to-day changes in shareholder returns.

	11/30/2011	11/30/2012	11/30/2013	11/30/2014	11/30/2015
MTY Food Group Inc.	19%	34%	57%	12%	-9%
Shareholder Returns
S&P/TSX Composite Total	-3%	3%	13%	13%	-6%
Return Index
Percentage Variation in compensation of all NEOs	5%	8%	1%	2%	3%
Total compensation of all NEOs	$1,091,607	$1,176,314	$1,187,687	$1,215,745	$1,252,172

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Named Executive Officers for the Corporation’s three (3) most recently completed financial years:

					Non-equity Incentive
					Plan Compensation
			Share-	Option-	($)
			based	based	Annual	Long-term	Pension	All Other		Total
Name and Principal	Year	Salary	Awards	Awards	Incentive	Incentive	Value	Compensation		Compensation
Position	Ended	($)	($)	($)	Plans	Plans	($)	($)		($)
Stanley Ma	2015	378,462	Nil	Nil	Nil	Nil	Nil	27,260	(1)	405,722
President, CEO,	2014	400,063	Nil	Nil	Nil	Nil	Nil	23,415	(1)	423,478
Chairman and Director	2013	407,385	Nil	Nil	Nil	Nil	Nil	23,415	(1)	430,799

Claude St-Pierre	2015	190,038	Nil	Nil	Nil	Nil	Nil	Nil		190,038
COO, Secretary,	2014	173,193	Nil	Nil	Nil	Nil	Nil	Nil		173,193
Director	2013	169,615	Nil	Nil	Nil	Nil	Nil	Nil		169,615

Eric Lefebvre	2015	237,548	Nil	Nil	Nil	Nil	Nil	3,563	(2)	241,111
CFO	2014	208,900	Nil	Nil	Nil	Nil	Nil	3,133	(2)	212,033
	2013	188,462	Nil	Nil	Nil	Nil	Nil	2,423	(2)	190,885

Marc Benzacar	2015	187,173	Nil	Nil	Nil	Nil	Nil	26,787	(2)(3)	213,960
Sr. Vice President	2014	178,900	Nil	Nil	Nil	Nil	Nil	18,670	(2)(3)	197,570
Sushi Shop	2013	168,923	Nil	Nil	Nil	Nil	Nil	24,998	(2)(3)	193,921

John Delutis (4)	2015	190,000	Nil	Nil	Nil	Nil	Nil	11,340	(5)(6)	201,340
Vice President	2014	187,115	Nil	Nil	Nil	Nil	Nil	22,356	(5)(6)	209,471
Mucho Burrito	2013	30,462	Nil	Nil	Nil	Nil	Nil	1,919	(6)	32,381

(1)	Stanley Ma has benefited from the Corporation during the period, as it provided Mr. Ma with an automobile.
(2)	Compensation offered to all office employees of MTY in the form of a Deferred Profit Sharing Plan.
(3)	Incentive bonuses. In 2015, Mr. Benzacar’s incentive bonus amounted to $23,625 (2014 - $15,750; 2013 - $22,500).
(4)	John Delutis joined the Corporation on September 23, 2013 when it acquired the assets of Mucho Burrito.
(5)	Incentive bonuses. In 2015, Mr Delutis’ incentive bonuses amounted to $nil (2014 - $11,016; 2013 - $nil).
(6)	John Delutis is entitled to monthly car and cell phone allowances.

Incentive Plan Awards

Outstanding Option-Based Awards and Share-Based Awards

There were no stock options granted to executive officers.

Incentive Plan Awards – Value Vested or Earned During the Year

There were no incentive plan awards made to executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

The various compensation plans applicable to certain employees also contain different provisions that apply upon termination of employment or change of control of MTY. MTY does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

Mr. Eric Lefebvre and MTY are parties to an agreement pursuant to which such executive is entitled to termination of employment benefits where the executive’s employment is expressly or implied (constructive dismissal) terminated without cause. Mr. Lefebvre also has a right to terminate his own employment in circumstances such as a change in control, change in CEO or change in the location of MTY’s headquarters. In such event, the executive is entitled to 24 months of annual compensation, payable as a lump sum at the date of the termination or resignation of the executive.

There are no management or consulting agreements with any NEOs or directors of the Corporation, and no arrangements for termination or change of control benefits other than the agreement with Mr. Lefebvre mentioned above.

Compensation of Directors

The current compensation package for the independent directors is as set out below:

Fee
Type of Compensation	($)
Annual Retainer for Independent Director	$13,200
Additional Annual Retainer for the Audit Committee Chair	$4,400

Director Compensation Table

The following table sets forth information regarding the compensation to the directors (other than Named Executive Officers) for the financial year ended November 30, 2015.

	Fees Earned	Option-based Awards	All Other Compensation	Total
Name	($)	($)	($)	($)
Murat Armutlu	16,800	Nil	Nil	16,800
Dickie Orr	12,600	Nil	Nil	12,600
David K. Wong	12,600	Nil	Nil	12,600

Outstanding Option-Based Awards and Share-Based Awards

There were no share-based awards or stock options granted to directors.

Incentive Plan Awards – Value Vested or Earned During the Year

There were no incentive plan awards made to directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Approval of the New 2016 Incentive Stock Option Plan

On March 16, 2016 the Board adopted, subject to shareholder approval, an incentive stock option plan (the “2016 Plan”) as attached in Schedule “B” and as described in the summary below. If shareholders approve the 2016 Plan, the Corporation will no longer issue stock options under its current stock option plan, which will be terminated, and will instead issue stock options under the terms of the 2016 Plan. There are no stock option issued and outstanding under the Corporation’s current stock option plan. For the purposes of this section “Shares” means the Common Shares in the capital of the Corporation.

Purpose

The purpose of the 2016 Plan is to advance the interests of the Corporation by:

1.	Providing eligible persons, being directors, employees, officers or consultants (as defined in the 2016 Plan) of the Corporation or its affiliates (collectively, the “Eligible Persons”) with additional incentives through equity ownership;

2.	Increasing the proprietary interest of Eligible Persons in the success of the Corporation;

3.	Encouraging Eligible Persons to remain with the Corporation or its affiliates as directors, employees, officers or consultants; and

4.	Attracting new directors, employees, officers and service providers.

Options

Options may be granted to Eligible Persons. Subject to the provisions of the 2016 Plan, the Board shall have the authority to determine the terms, limitations, restrictions and conditions, applicable to the vesting or to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of the Option. An Eligible Person may receive Options on more than one occasion under the 2016 Plan and may receive separate Options on any one occasion.

Vesting

Each Option granted pursuant to the 2016 Plan will vest at the rate of ⅛ of the original number granted, every 6 months from the date of the grant, until fully vested at the 48th month following the date of the grant, unless otherwise specifically determined by the Board.

Securities Issuable under the 2016 Plan

The aggregate number of Shares to be reserved for exercise of all Options granted under the 2016 Plan and any other security based compensation arrangements of the Corporation shall not exceed 500,000 Shares (on a non-diluted basis), being 2.615% of the current total issued and outstanding Shares (on a non-diluted basis).

The maximum number of Shares issuable to any one person under the 2016 Plan, including the aggregate number of Shares reserved for issuance to such person under any other security based compensation arrangements of the Corporation, shall be 10% of the Shares issued and outstanding at the time of the grant (on a non-diluted basis).

The maximum number of Shares issuable to insiders under the 2016 Plan and any other security based compensation arrangement of the Corporation shall be 10% of the Shares issued and outstanding at the time of the grant (on a non-diluted basis). The maximum number of Shares which may be issued to insiders under the 2016 Plan and any other security based compensation arrangements of the Corporation within a 12-month period shall be 10% of the Shares, issued and outstanding at the time of the issuance (on a non-diluted basis).

Exercise Price and Term

Each Option shall be confirmed by an option agreement or option grant letter or other form of confirmation (electronic or otherwise) as prescribed by the Board from time to time. The Board will establish the exercise price of an Option at the time each Option is granted. The exercise price may not be less than the Market Price, being the closing price of the Shares on the TSX for the last trading day preceding the date of the grant. In the event that such Shares did not trade on such day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Board in its sole discretion.

Options granted must be exercised no later than ten years after the date of grant or such lesser period as the Board may approve. In the event that any Option expires during a Corporation-imposed blackout period on the trading of securities of the Corporation, such expiry will become the tenth business day after the end of the blackout period.

As a condition of and prior to participation in the 2016 Plan, any Optionee shall on request authorize the Corporation in writing to withhold from any remuneration otherwise payable to the Optionee, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of the Optionee’s participation in the 2016 Plan.

Cessation or Termination of Options

Subject to specific exceptions and restrictions outlined in the 2016 Plan, Options are not assignable, and will terminate if a person ceases to be an Eligible Person for any reason other than death or an employee being terminated without cause, their Options will be cancelled upon the earlier of 30 days after ceasing to be an Eligible Person, and the expiry date of the Option. In the case of termination of an employee without cause, the Option will be cancelled upon the earlier of 90 days after ceasing to be an Eligible Person, and the expiry date of the Option. In the case of the death of the Eligible Person, the Option will be cancelled after twelve (12) months following the date of death.

Assignability

Options shall be non-assignable and non-transferable by the Participants, otherwise than by will or the laws of descent and distribution, and shall be exercisable only by the Eligible Person during the lifetime of the Eligible Person or only by the Eligible Person’s legal representative after death of the Eligible Person (in accordance with the 2016 Plan). Notwithstanding, Options may be assigned by an Eligible Person to whom an Option has been granted to a Permitted Assign (as such term is defined in the 2016 Plan, being the trustee of an RRSP or RRIF of the Eligible Person) of such Eligible Person, following which such Options shall be non-assignable and non-transferable by such Permitted Assign, except to another Permitted Assign, otherwise than by will or the laws of descent and distribution, and shall be exercisable only by such Permitted Assign during the lifetime of such Permitted Assign and only by such Permitted Assign’s legal representative after death of such Permitted Assign.

Amendment Provisions

Subject to any applicable regulatory or stock exchange requirements or restrictions of the 2016 Plan, the Board may at any time and without shareholder approval, terminate the 2016 Plan or amend the provisions of the 2016 Plan or any Options granted under it, including without limitation, amendments:

1.	to change the expiry date, include a cashless exercise feature where payment is in cash or Shares or otherwise, alter the vesting conditions, and/or change the exercise price of Options granted to Eligible Persons, other than Options granted to insiders of the Corporation (“Insiders”);

2.	deemed by the Board to be necessary or advisable because of any change in applicable securities laws or other laws;

3.	to the definitions in the 2016 Plan;

4.	to the change of control provisions in the 2016 Plan;

5.	relating to the administration of the 2016 Plan;

6.	to the vesting provisions of any outstanding Option;

7.	to postpone or adjust any exercise of an Option or the issuance of any Shares pursuant to the 2016 Plan in order to permit the Corporation to effect or maintain registration of the 2016 Plan or the Shares issuable pursuant to the 2016 Plan under the securities laws of any applicable jurisdiction, or to determine that the Shares and the 2016 Plan are exempt from such registration; or

8.	fundamental or otherwise, not requiring Shareholder approval under applicable law or the rules of an Exchange, including amendments of a “clerical” or “housekeeping” nature and amendments to ensure that the Options granted under the 2016 Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which an Eligible Person may from time to time be resident or a citizen.

Notwithstanding the foregoing, the Board may not amend the following provisions of the 2016 Plan or Options without first having obtained the approval of a majority of disinterested shareholders (i.e., shareholders who are not directly or indirectly insiders of the Corporation) voting at a duly called and held meeting of shareholders:

1.	any reduction in the Option Price of an Option, if the Optionee is an Insider of the Corporation at the time of the proposed amendment;

2.	any extension of the term of an Option, if the Optionee is an Insider of the Corporation at the time of the proposed amendment;

3.	any amendment to the Insiders’ participation limits set out under the subheading, “Securities Issuable under the 2016 Plan” above;

4.	any increase in the maximum number of Shares issuable under the 2016 Plan;

5.	an increase in the ability of the Board to amend the 2016 Plan without shareholder approval;

6.	the definitions of “Eligible Person” and “Permitted Assigns”;

7.	the transfer provisions of the 2016 Plan; or

8.	in all other circumstances where disinterested shareholder approval is required by any stock exchange on which the Shares are listed, or by any applicable securities legislation.

Stock Appreciation Rights

Any Option granted under the 2016 Plan may include a stock appreciation right, either at the time of grant or by amendment adding it to an existing Option subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of any stock exchange or exchange upon which any securities of the Corporation may from time to time be listed. Stock appreciation rights granted under the 2016 Plan are exercisable to the extent, and only to the extent, the Option to which it is included is exercisable. To the extent a stock appreciation right included in or attached to an Option granted under the 2016 Plan is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

A stock appreciation right granted under the 2016 Plan shall entitle the Optionee to elect to surrender to the Corporation an unexercised Option in which it is included and to receive from the Corporation in exchange therefor that number of Shares, having an aggregate value equal to the excess of the market value of one Share over the purchase price of one Share specified in such Option, multiplied by the number of Shares called for by the Option which is so surrendered, divided by the market value of one Share (Number of Shares = Number of Options exercised X the difference between the market value and the Option Price divided by the market value). The “market value” of a Share shall be determined for these purposes by the weighted average sale price per Share on the stock exchange or other publicly quoted market system having the greatest volume of trading of the Shares for the five (5) trading days preceding the date that the written notice of exercise of the right is received by the Corporation.

2016 Plan Approval Resolution

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass a resolution, in the form set out below (the “2016 Plan Resolution”), subject to such amendments, variations or additions as may be approved at the Meeting, approving the 2016 Plan.

The Board recommends the adoption of the 2016 Plan Resolution. To be effective, the 2016 Plan Resolution must be approved by not less than a majority of the votes cast by shareholders present in person, or represented by proxy, at the Meeting. Unless otherwise indicated, the persons designated as proxyholders in the accompanying form of proxy will vote the Common Shares represented by such form of proxy, properly executed, FOR the 2016 Plan Resolution.

The text of the 2016 Plan Resolution to be submitted to shareholders at the Meeting is set out below:

“BE IT RESOLVED THAT:

A.	The 2016 Stock Option Plan, pursuant to which the directors may, from time to time, authorize the issuance of options to Eligible Persons of the Corporation and its affiliates in accordance with the terms of the 2016 Stock Option Plan is approved; and

B.	All unallocated Options under the 2016 Stock Option Plan be and are approved when allocated and granted at the discretion of the Board; and

C.	Any director or officer of the Corporation is authorized and directed, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed, and to deliver or cause to be delivered, such other documents and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer be necessary or desirable to give effect to this resolution.”

Equity Compensation Plan Information

The following table sets out equity compensation plan information as at the end of the financial year ended November 30, 2015, under the current stock option plan (and upon shareholder approval of the proposed 2016 Plan, the current stock option plan will be replaced and the total number of Shares available for issuance will then be reduced to only 500,000 Shares):

Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average exercise	under equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	Nil	N/A	699,500
Equity compensation plans not approved by securityholders	Nil	N/A	N/A
Total	Nil	N/A	699,500

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Corporation were indebted to the Corporation as of the end of the most recently completed financial year or as at the date of this Information Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Corporation, none of the directors or executive officers of the Corporation or other informed person, nor any proposed nominee for election as a Director of the Corporation, nor any person who beneficially owned, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the corporation’s last completed financial year or in any proposed transaction which, in either case, has or will materially affect the Corporation, except as disclosed herein or elsewhere in this Information Circular.

MANAGEMENT CONTRACTS

There are no management functions of the Corporation that are to any substantial degree performed by a person or company other than the directors or executive officers of the Corporation.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is on SEDAR under the Corporation’s profile at www.sedar.com. Security holders may contact the Corporation at 8150 route Transcanadienne, Suite 200, Saint-Laurent, Québec, H4S 1M5, or by telephone at (514) 336-8885, or by fax at (514) 336-9222, or by email at info@mtygroup.com, to request copies of the Corporation’s financial statements and related management’s discussion and analysis.

Financial information is provided in the audited financial statements of the Corporation for the financial year ended November 30, 2015 and in the related management’s discussion and analysis. This material and the report of the auditor will be placed before the Meeting.

Copies of the above documents will be provided free of charge to security holders of the Corporation. The Corporation may require the payment of a reasonable charge from any person or company who is not a security holder of the Corporation, who requests a copy of any such document. The foregoing documents are also available on SEDAR at www.sedar.com under the Corporation’s profile filed on February 15, 2016.

OTHER MATTERS

Management of the Corporation is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of the Meeting. However, if any other matter properly comes before the Meeting, the accompanying form of proxy confers discretionary authority to vote with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters that properly may come before the Meeting.

DATED at Ville St-Laurent, Québec, on March 22, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

“Stanley Ma”

Stanley Ma,
Chairman, President and Chief Executive Officer

SCHEDULE “A”

MTY food group inc./

Groupe d’alimentation mty inc.

AUDIT COMMITTEE

Audit Committee Charter

1.	Purpose of the Committee

1.1	The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Corporation’s financial statements and other relevant public disclosures, the Corporation’s compliance with legal and regulatory requirements relating to financial reporting, the external auditors’ qualifications and independence and the performance of the internal audit function and the external auditors.

2.	Members of the Audit Committee

2.1	All of the Members must be “financially literate” as defined under NI 52-110, having sufficient accounting or related financial management expertise to read and understand a set of financial statements, including the related notes, that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

2.2	The Audit Committee shall consist of no less than three Directors.

2.3	All of the Members of the Audit Committee must be “independent” as defined under NI 52-110.

3.	Relationship with External Auditors

3.1	The external auditors are the independent representatives of the shareholders, but the external auditors are also accountable to the Board of Directors and the Audit Committee.

3.2	The external auditors must be able to complete their audit procedures and reviews with professional independence, free from any undue interference from the management or directors.

3.3	The Audit Committee must direct and ensure that the management fully co-operates with the external auditors in the course of carrying out their professional duties.

3.4	The Audit Committee will have direct communications access at all times with the external auditors.

4.	Non-Audit Services

4.1	The external auditors are prohibited from providing any non-audit services to the Corporation, without the express written consent of the Audit Committee. In determining whether the external auditors will be granted permission to provide non-audit services to the Corporation, the Audit Committee must consider that the benefits to the Corporation from the provision of such services, outweighs the risk of any compromise to or loss of the independence of the external auditors in carrying out their auditing mandate.

4.2	Notwithstanding section 4.1, the external auditors are prohibited at all times from carrying out any of the following services, while they are appointed the external auditors of the Corporation:

(i)	acting as an agent of the Corporation for the sale of all or substantially all of the undertaking of the Corporation; and

(ii)	performing any non-audit consulting work for any director or senior officer of the Corporation in their personal capacity, but not as a director, officer or insider of any other entity not associated or related to the Corporation.

5.	Appointment of Auditors

5.1	The external auditors will be appointed each year by the shareholders of the Corporation at the annual general meeting of the shareholders.

5.2	The Audit Committee will nominate the external auditors for appointment, such nomination to be approved by the Board of Directors.

6.	Evaluation of Auditors

6.1	The Audit Committee will review the performance of the external auditors on at least an annual basis, and notify the Board and the external auditors in writing of any concerns in regards to the performance of the external auditors, or the accounting or auditing methods, procedures, standards, or principles applied by the external auditors, or any other accounting or auditing issues which come to the attention of the Audit Committee.

7.	Remuneration of the Auditors

7.1	The remuneration of the external auditors will be determined by the Board of Directors, upon the annual authorization of the shareholders at each general meeting of the shareholders.

7.2	The remuneration of the external auditors will be determined based on the time required to complete the audit and preparation of the audited financial statements, and the difficulty of the audit and performance of the standard auditing procedures under generally accepted auditing standards and generally accepted accounting principles of Canada.

8.	Termination of the Auditors

8.1	The Audit Committee has the power to terminate the services of the external auditors, with or without the approval of the Board of Directors, acting reasonably.

9.	Funding of Auditing and Consulting Services

9.1	Auditing expenses will be funded by the Corporation. The auditors must not perform any other consulting services for the Corporation, which could impair or interfere with their role as the independent auditors of the Corporation.

10.	Role and Responsibilities of the Internal Auditor

10.1	The Corporation has created a position to perform the task of internal audit. Areas of focus for the internal audit are recommended by management to the Audit Committee for approval. The internal audit reports are to be sent to the Audit Committee and to the CFO.

11.	Oversight of Internal Controls

11.1	The Audit Committee will have the oversight responsibility for ensuring that the internal controls are implemented and monitored, and that such internal controls are effective.

12.	Continuous Disclosure Requirements

12.1	The CFO of the Corporation is primarily responsible for ensuring that the Corporation’s continuous reporting requirements are met and in compliance with applicable regulatory requirements.

13.	Other Auditing Matters

13.1	The Audit Committee may meet with the Auditors independently of the management of the Corporation at any time, acting reasonably.

13.2	The Auditors are authorized and directed to respond to all enquiries from the Audit Committee in a thorough and timely fashion, without reporting these enquiries or actions to the Board of Directors or the management of the Corporation.

14.	Annual Review

14.1	The Audit Committee Charter will be reviewed annually by the Board of Directors and the Audit Committee to assess the adequacy of this Charter.

15.	Independent Advisers

15.1	The Audit Committee shall have the power to retain legal, accounting or other advisors to assist the Committee.

SCHEDULE “B”

MTY FOOD GROUP INC.

INCENTIVE STOCK OPTION PLAN

Article 1 - Purpose

1.1	Purpose. The purpose of this Incentive Stock Option Plan ("Plan") of MTY Food Group Inc. ("Corporation") is to advance the interests of the Corporation and its Affiliates by encouraging the Directors, Employees and Consultants to acquire Shares in the Corporation thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation, rewarding them on significant performance achievements and furnishing them with additional incentive in their efforts on behalf of the Corporation and its Affiliates.

1.2	Plan Replaces Prior Plans. This Plan replaces and supersedes all other stock option plans of the Corporation, except in relation to any options outstanding under such stock option plan ("Old Plan") if the terms of the Old Plan conflict with the terms of the Plan, and in such case, the terms of the Plan shall prevail.

Article 2 - Defined Terms

2.1	Definitions. The following terms used herein shall have the following meanings:

(a)	"Affiliate" means, in relation to the Corporation, a person that is controlled by the Corporation, and “control” for the purpose of this definition has the same meaning as set out in section 2.23 of National Instrument 45-106, as amended from time to time;

(b)	"Blackout Period" means that period during which a trading black-out period is imposed by the Corporation to restrict trades in the Corporation’s securities by an Eligible Person or Permitted Assign;

(c)	"Board" means the board of directors of the Corporation or, if established and duly authorized to act in respect of the Plan, a committee of the board of directors of the Corporation;

(d)	"Consultant" means an individual or Consultant Company, other than an Employee or a Director of the Corporation that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or an Affiliate, other than services provided in relation to a distribution of securities;

(ii)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Corporation, spends or will spend, a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate; and

(iv)	has a relationship with the Corporation or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(e)	"Consultant Company" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(f)	"Corporation" means MTY Food Group Inc. a company incorporated under the laws of Canada, and any successor corporation;

(g)	"Director" means a director of the Corporation or its subsidiaries or Affiliates to whom stock options can be issued in reliance on a prospectus exemption under applicable securities legislation;

(h)	"Disinterested Shareholder Approval" means the approval of a majority of the holders of Shares who are entitled to vote and who vote in person or by proxy at a duly called general meeting of the shareholders of the Corporation, excluding Shares held directly or indirectly by Insiders of the Corporation;

(i)	"Eligible Person" means any Director, Employee or Consultant of the Corporation or any Affiliate, or any other person or entity engaged to provide ongoing services to the Corporation or any Affiliate, determined by the Board as eligible for participation in the Plan;

(j)	"Employee" means:

(i)	an individual who is considered an employee of the Corporation or any of its Affiliates under the Income Tax Act (Canada);

(ii)	an individual who works full-time for the Corporation or any of its Affiliates providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or Affiliate over the details and methods of work as an employee of the Corporation or Affiliate, but for whom income tax deductions are not made at source; or

(iii)	an individual who works for the Corporation or any of its Affiliates on a continuing and regular basis for the minimum amount of time per week specified by the Board, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or Affiliate over the details and methods of work as an employee of the Corporation or Affiliate, but for whom income tax deductions are not made at source;

(k)	"Exchange" means the TSX or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the Board;

(l)	"Insider" means an insider of the Corporation, as such term is defined in the policies of the Exchange;

(m)	"Management Company Employee" means an individual employed by a person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in investor relations activities;

(n)	"Market Price" means at any date in respect of Shares, the closing price of such Shares on the Exchange on the last trading day preceding the date on which the Option is approved by the Board. In the event that such Shares did not trade on such day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Board in its sole discretion;

(o)	"Option" means an option granted under the terms of the Plan;

(p)	"Optionee" means an Eligible Person to whom an Option has been granted under the terms of the Plan;

(q)	"Option Price" means the price per share at which Optioned Shares may be purchased under an Option;

(r)	"Optioned Shares" means the Shares which may be purchased under an Option;

(s)	"Permitted Assign" means for a person that is an Employee, Director or Consultant of the Corporation or Affiliate, a holding entity (as defined in National Instrument 45-106) of the person, or an RRSP (registered retirement savings plan) or RRIF (registered retirement income fund) of the person, as those terms are defined under the Income Tax Act (Canada);

(t)	"Plan" means this incentive stock option plan;

(u)	"Shares" means the common shares of the Corporation or, in the event of an adjustment as contemplated by Article 7, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option; and

(v)	“TSX” means the Toronto Stock Exchange.

Article 3 - Administration of Plan

3.1	General. The Plan shall be administered by the Board which shall have the power, subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)	to interpret and construe the Plan and determine all questions arising out of the Plan and any Option granted pursuant to the Plan and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)	to determine to which Eligible Persons Options are granted and to grant Options;

(d)	to determine the number of Optioned Shares covered by each Option;

(e)	to determine the Option Prices;

(f)	to determine the time or times when Options will be granted and exercisable;

(g)	to determine if the Optioned Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(h)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.2	Stock Option Agreement. Each Optionee shall execute a stock option agreement, the terms of which shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of any option agreement and this Plan, the terms of this Plan shall govern.

Article 4 - Shares Subject to the Plan

4.1	Fixed Plan. Subject to adjustment as provided in Article 7, the shares to be offered under the Plan shall consist of shares of the Corporation's authorized but unissued common shares. The aggregate number of Shares to be delivered upon the exercise of all Options granted under the Plan shall not exceed the greater of:

(a)	500,000 Shares, being 2.615% of the current total issued and outstanding Shares of the Corporation (on a non-diluted basis); and

(b)	such other number as may be approved by the Board and the Exchange from time to time.

4.2	Options That Expire or Terminate. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Optioned Shares subject thereto shall again be immediately available for the purposes of the Plan.

Article 5 - Eligibility, Grant and Terms of Options

5.1	Eligible Persons. Options may only be granted to Eligible Persons.

5.2	Date of Grants. The date of grant of an Option occurs when the Board authorizes the Option to be granted.

5.3	Terms of Options. Subject to this Article, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board; provided, however, if no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a)	the term of the Option shall be not more than ten (10) years from the date the Option is granted to the Optionee subject to any extension pursuant to Section 5.6;

(b)	the Option Price shall be the Market Price; and

(c)	the Option granted shall vest and become exercisable in accordance with the following schedule, subject to the requirements and conditions of any escrow agreement to which an Optionee is party, applicable securities law and any applicable hold period:

Period from Grant Date	Vesting (As a Portion of Total Optioned Shares)
6 months	⅛
12 months	⅛
18 months	⅛
24 months	⅛
30 months	⅛
36 months	⅛
42 months	⅛
48 months	⅛

5.4	Restriction on Option Price. The Option Price of Shares that are subject to any Option shall in no circumstances be lower than the price permitted by any stock exchange on which the Shares are listed or the price permitted by any other regulatory body having jurisdiction.

5.5	Legend. Options issued under this Plan and any Shares issued on the exercise of such Options shall bear such restrictive legend as may be required by applicable securities legislation and the Exchange.

5.6	Extension of Term During Trading Blackout. In the event the expiry date of an Option shall fall on a date during a trading Blackout Period that has been self-imposed by the Corporation, the expiry date of the Option shall be extended to the 10th business day following the date that the Blackout Period is lifted by the Corporation. For greater certainty, the expiry date of an Option shall not be extended in the event a cease trade order is issued by a securities regulatory authority against the Corporation or the holder of an Option.

5.7	Restrictions on Option Grants. The total number of Shares to be optioned to Optionees under this Plan, together with Shares that may be issued under any other security based compensation arrangements of the Corporation, shall be subject to the following restrictions:

(a)	no more than ten percent (10%) of the issued Shares of the Corporation may be issued to Insiders of the Corporation as a group under the Plan and under any other security based compensation arrangements of the Corporation, in any 12 month period;

(b)	the aggregate number of Shares issuable to Insiders under the Plan and any other security based compensation arrangements of the Corporation shall not exceed ten percent (10%) of the issued and outstanding Shares of the Corporation at time of granting of options(on a non-diluted basis); and

(c)	the maximum number of Shares issuable to any one person under the Plan, including the aggregate number of Shares reserved for issuance to such person under any other security based compensation arrangements of the Corporation, shall be 10% of the Shares issued and outstanding at the time of the grant (on a non-diluted basis).

5.8	Non-Assignable. An Option is personal to the Optionee and is non-assignable and non-transferable, other than by will or the laws of descent and distribution or to a Permitted Assign. Following assignment of an Option to a Permitted Assign, such Option shall be non-assignable and non-transferable by such Permitted Assign, except to another Permitted Assign, otherwise than by will or the laws of descent and distribution, and shall be exercisable only by such Permitted Assign during the lifetime of such Permitted Assign and only by such Permitted Assign’s legal representative after death of such Permitted Assign. Wherein an Option is granted to a corporation wholly owned by an Optionee, the corporate entity must agree, at the time of the grant, not to effect or permit any transfer of ownership of Options or shares of such corporation, nor issue any additional shares to any individual or entity for so long as Options remain outstanding to the credit of that corporation, except with the prior written consent of the Exchange.

5.9	Disinterested Shareholder Approval Required. Disinterested Shareholder Approval must be obtained:

(a)	for any reduction in the Option Price of an Option, if the Optionee is an Insider of the Corporation at the time of the proposed amendment;

(b)	for any extension of the term of an Option, if the Optionee is an Insider of the Corporation at the time of the proposed amendment;

(c)	for any amendment to the participation limits set out in Section 5.7 above;
(d)	for any increase in the maximum number of Shares issuable under the Plan;
(e)	an increase in the ability of the Board to amend the Plan without shareholder approval;
(f)	the definitions of “Eligible Person” and “Permitted Assigns”;
(g)	the transfer provisions of the Plan; or
(h)	in all other circumstances where Disinterested Shareholder Approval is required by any stock exchange on which the Shares are listed, or by any applicable securities legislation.

5.10	Representation by Optionee. For Options granted to Employees or Consultants, the Corporation may be required to give a representation to the Exchange (and the Optionee must give a representation to the Corporation as a condition of any grant of Options) that the Optionee is a bona fide Employee or Consultant, as the case may be.

5.11	Non-Residents of Canada. No non-resident of Canada may participate in the Plan unless such participation can be accomplished pursuant to or in accordance with and without violating any securities or other legislation of the jurisdiction of residence of such person, and the Corporation may require, as a condition of the grant of Options, that the potential Optionee provide a written acknowledgement that the grant of the Options does not violate any such laws.

Article 6 - Termination of Employment or Death

6.1	General. Subject to Section 6.2 or any express resolution passed by the Board or the terms of any option agreement with the Optionee, an Option, and all rights to purchase Shares pursuant thereto,

granted to a Director, Employee or Consultant or Management Company Employee ("Employee Optionees") shall expire at the earlier of thirty (30) days after the Optionee ceases to be in at least one of these categories and the date of expiry of the Option.

6.2	Termination of Employment. If, before the expiry of an Option in accordance with the terms thereof, the employment of an Employee Optionee by the Corporation or any Affiliate shall terminate for any reason whatsoever other than termination by the Corporation for cause, but including termination by reason of death of the Employee Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised:

(a)	if the Employee Optionee is deceased, by the heirs of the deceased or by legal personal representative(s) of the estate of the Employee Optionee at the earlier of the date that is twelve (12) months following the death of the Employee Optionee and the date of expiry of the Option; or

(b)	if he is alive, by the Employee Optionee at the earlier of any time within ninety (90) days of the date of termination of the employment of the Employee Optionee and the date of expiry of the Option.

Article 7 - Certain Adjustments

7.1	Offer for Shares. If a bona fide offer ("Offer") for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning as set out in section 2.23 of National Instrument 45-106, as amended from time to time, then the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding the terms of the Option (including the vesting provisions set out in Section 5.3), such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Optioned Shares received upon such exercise pursuant to the Offer.

In the event that:

(a)	the Offer is not completed within the time specified therein; or

(b)	the Optionee does not tender all or any portion of the Optioned Shares pursuant to the Offer; or

(c)	any of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof,

then the Optioned Shares or, in the case of paragraphs (b) and (c) above, the Optioned Shares that are not taken up and paid for, shall be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares and the terms of the Option applicable prior to the Offer shall again apply to the Option.

If any Optioned Shares are returned to the Corporation under this Section, the Corporation shall refund the exercise price to the Optionee for such Optioned Shares. In no event shall the Optionee be entitled to sell the Optioned Shares otherwise than pursuant to the Offer.

7.2	Amalgamation or Merger. If the Corporation amalgamates or merges with or into another company, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation or merger if the Optionee had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the Option Price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Plan.

7.3	Changes in Shares. If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Optioned Shares subject to any Option, and the Option Price shall be adjusted appropriately by the Board, and such adjustment shall be effective and binding upon the Corporation and all Optionees for all purposes of the Plan.

7.4	No Fractional Shares. The Corporation shall not be obligated to issue fractional shares in satisfaction of any of its obligations hereunder.

Article 8 - Stock Appreciation Rights

8.1	General. Any Option granted under the Plan may include a stock appreciation right, either at the time of grant or by amendment adding it to an existing Option subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of any stock exchange or exchange upon which any securities of the Corporation may from time to time be listed. The provisions of the Plan respecting the exercise of Options and the adjustments to Options arising from certain corporate actions shall apply mutatis mutandis to all stock appreciation rights granted hereunder.

8.2	Limitations on Exercise. Stock appreciation rights granted hereunder are exercisable to the extent, and only to the extent, the Option to which it is included is exercisable. To the extent a stock appreciation right included in or attached to an Option granted hereunder is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

8.3	Election by Optionee. A stock appreciation right granted hereunder shall entitle the Optionee to elect to surrender to the Corporation an unexercised Option in which it is included and to receive from the Corporation in exchange therefor that number of Shares, having an aggregate value equal to the excess of the market value of one Share over the purchase price of one Share specified in such Option, multiplied by the number of Shares called for by the Option which is so surrendered, divided by the market value of one Share (Number of Shares = Number of Options exercised X the difference between the market value and the Option Price divided by the market value). The “market value” of a Share shall be determined for these purposes by the weighted average sale price per Share on the stock exchange or other publicly quoted market system having the greatest volume of trading of the Shares subject to the Option for the five (5) trading days preceding the date the notice provided for in paragraph 8.4 hereof is received by the Corporation.

8.4	Exercise of Right. Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Corporation at its head office a written notice of exercise, which notice shall specify the number of stock appreciation rights to be exercised and Options to be forfeited and the number of Shares the Optionee elects to receive thereby. Such notice shall contain the Optionee's undertaking to comply to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are listed for trading and any other applicable regulatory authority.

Article 9 - Exercise of Options

9.1	General. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its principal office of a written notice of exercise addressed to the Corporate Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price for the Optioned Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

9.2	Restrictions on Exercise. Notwithstanding any of the provisions contained in the Plan or any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)	completion of such registration or other qualification of such Shares or obtaining shareholder approval or approval of such stock exchange or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of Shares to listing on any stock exchange on which the Shares may then be listed;

(c)	the expiry of any applicable Blackout Period; and

(d)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain necessary shareholder, regulatory or stock exchange approval, then the obligation of the Corporation to issue such Shares shall terminate and any Optionee's contribution or Option Price paid to the Corporation shall be returned to the Optionee.

Article 10 - Commencement, Amendment and Discontinuance of Plan

10.1	Approvals Required. The Plan shall become effective upon the later of the date of acceptance for the filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the corporation; provided, however, that Options may be granted under this Plan prior to shareholder approval and Exchange acceptance but the Options may not be exercised.

10.2	Amendments. The Board of Directors may, subject to prior Exchange approval and without prior shareholder approval, amend the Plan and Options granted thereunder from time to time:

(a)	to change the expiry date, include a cashless exercise feature where payment is in cash or Shares or otherwise, alter the vesting conditions, and/or change the exercise price of Options granted to Eligible Persons (other than Insiders);

(b)	to effect changes to the Plan deemed by the Board to be necessary or advisable because of any change in applicable securities laws or other laws;
(c)	to change to the definitions in the Plan;
(d)	to alter the change of control provisions in the Plan;
(e)	to make changes relating to the administration of the Plan;
(f)	to postpone or adjust any exercise of an Option or the issuance of any Optioned Shares pursuant to the Plan in order to permit the Corporation to effect or maintain registration of the Plan or the Optioned Shares issuable pursuant to the Plan under the securities laws of any applicable jurisdiction, or to determine that the Optioned Shares and the Plan are exempt from such registration; or

(g)	any other changes, fundamental or otherwise, not requiring shareholder approval under applicable law or the rules of an Exchange, including amendments of a “clerical” or “housekeeping” nature and amendments to ensure that the Options granted under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which an Eligible Person may from time to time be resident or a citizen.

All other amendments to this Plan or to Options granted pursuant to this Plan shall not become effective until Exchange and shareholder approval as is required by Section 5.9 above, the policies of the Exchange and applicable securities legislation has been received.

Article 11 - General

11.1	Income Tax Withholdings. As a condition of and prior to participation in the Plan, any Optionee shall on request authorize the Corporation in writing to withhold from any remuneration otherwise payable to the Optionee, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of the Optionee’s participation in the Plan.

11.2	No Rights as Shareholder. The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tender of payment in full of the Option Price of the Shares in respect of which the Option is being exercised), and the Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

11.3	No Rights Regarding Employment. Nothing contained in the Plan or any Option shall confer upon any Optionee any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment at any time.

11.4	No Rights to Provide Services. Nothing contained in the Plan or any Option shall confer on any Optionee who is not an Employee Optionee any right to continue providing ongoing services to the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to determine to terminate his, her or its contract at any time.

11.5	No Representation. The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

11.6	Governing Law. The Plan will be governed by and construed in accordance with the laws of Ontario.

11.7	Severance. If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Corporation or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

11.8	Transitional. When approved by the shareholders of the Corporation, this Plan will become effective and at that time this Plan will supersede and replace the Corporation’s previous fixed number stock option plan dated May 7, 2004, and the previous stock option plan will be automatically terminated and cease to be effective. In the event that this Plan is not approved by the shareholders of the Corporation, then the Corporation’s previous stock option plan will continue in full force and effect.

MADE AND ADOPTED by the Board of Directors the 16th day of March, 2016

“Stanley Ma”

Stanley Ma, President

CONFIRMED by the shareholders in accordance with the requirements of the Exchange the ____ day of May, 2016

Stanley Ma, President